Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND BETWEEN

CARTESIAN GROWTH CORPORATION II

AND

INOBAT AS

DATED AS OF JULY 24, 2026

-i-

(continued)

-ii-

(continued)

ANNEXES

Annex A	Key Supporting Company Shareholders
Annex B	Key Persons

-iii-

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of July 24, 2026, is made by and between Cartesian Growth Corporation II, a Cayman Islands exempted company (“CGC”) and InoBat AS, a private limited company (aksjeselskap) organized under the Laws of Norway and registered with registration number 927 439 948 in the Norwegian Register of Business Enterprises (the “Company”). CGC and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, CGC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, pursuant to the Governing Documents of CGC, CGC is required to provide an opportunity for its shareholders to have their outstanding CGC Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the CGC Shareholder Approval;

WHEREAS, as of the date of this Agreement, CGC II Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), owns 5,649,999 CGC Class A Shares and 1 CGC Class B Share;

WHEREAS, it is contemplated that (i) the Company will cause the formation of InoBat B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“ListCo”) and (ii) ListCo will cause the formation of InoBat Cayman Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of ListCo (“Merger Sub”), in each case for the purpose of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, the Transaction Share Consideration (which includes the maximum number of Upfront Consideration Shares and the maximum number of Earn-Out Shares) values the Company at an aggregate amount equal to $1,265,000,000;

WHEREAS, it is contemplated that, promptly following the formation of ListCo, Company Shareholders who hold at least 90% of the outstanding Company Shares, Company Shares to be issued upon conversion of the Company Convertible Notes, and Company Shares underlying Company Options will enter into an irrevocable shareholder undertaking (the Company Shareholders that enter into such undertaking prior to the Closing, collectively, the “Company Undertaking Shareholders”; and such undertaking, collectively, the “Company Shareholder Undertaking”), to be executed by and among ListCo, the Company, and the Undertaking Company Shareholders, pursuant to which, among other things, each Undertaking Company Shareholder: (a) will grant one or more powers of attorney permitting and directing the respective authorized persons identified in such powers of attorney (acting on behalf of such Undertaking Company Shareholder) and the proxyholders under such powers of attorney to, as applicable, execute (i) the Dutch Deeds of Issue, (ii) a notarized contribution and transfer agreement or other share transfer agreement, in each case governed by Norwegian law, in a form and substance reasonably satisfactory to CGC (the “Norwegian Share Transfer Deed”) or one or more alternative agreements which will cause ListCo to own directly at least 90% of the outstanding Company Shares, Company Shares to be issued upon conversion of the Company Convertible Notes, and Company Shares underlying Company Options at the Closing, and (iii) any Ancillary Documents to which such Undertaking Company Shareholder is or will be a party (including an Earn-Out Agreement), (b) undertake to take all necessary or desirable actions in connection with the transactions contemplated by this Agreement and the other Ancillary Documents, and (c) agree to certain covenants to support the transactions contemplated by this Agreement and the other Ancillary Documents (including restrictions on the sale, disposition or transfer of the Company Shares held by such Undertaking Company Shareholder (the “Undertaking Company Shares”)), in each case, on the terms and subject to the conditions set forth in the Company Shareholder Undertaking;

WHEREAS, prior to the CGC Merger, in accordance with this Agreement and the Company Shareholder Undertaking, the Undertaking Company Shareholders and ListCo shall effect the Exchange;

WHEREAS, on the Closing Date, (i) Merger Sub will merge with and into CGC (the “CGC Merger”), with CGC surviving the CGC Merger as a wholly-owned Subsidiary of ListCo, and (ii) pursuant to the CGC Merger, each CGC Share shall be automatically converted as of the CGC Merger Effective Time into the right to receive one (1) ListCo Common Share, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, CGC and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor shall agree to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the CGC Merger), (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of CGC, any other anti-dilution or similar protections with respect to the CGC Class B Shares (whether resulting from the transactions contemplated by the Investor Subscription Agreements or otherwise), (c) not exercise its right to convert the Sponsor Loans into CGC Private Warrants in connection with the Closing, and (d) amend the terms of the Sponsor Loans such that, in connection with the Closing, the Sponsor Loans shall convert into ListCo Series B Preference Shares and ListCo Warrants; in each case as set forth therein;

WHEREAS, concurrently with the execution of this Agreement, each Company Shareholder listed on Annex A attached hereto (collectively, the “Key Supporting Company Shareholders”) will duly execute and deliver to CGC a shareholder support agreement (collectively, the “Shareholder Support Agreements”), pursuant to which, among other things, each such Key Supporting Company Shareholder will agree to, among other things, (a) support and vote in favor of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including agreeing to enter into a Company Shareholder Undertaking), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing, and (c) a release of claims against the Company, CGC and Merger Sub;

WHEREAS, pursuant to the Assignment and Assumption Agreement (as defined below) to be entered into in connection with the Closing by and among ListCo, CGC and Continental in accordance with this Agreement, CGC shall assign to ListCo all of its rights, interests, and obligations in and under the CGC Warrant Agreement, in each case with effect from the CGC Merger Effective Time;

WHEREAS, at or prior to the Closing, CGC, the Sponsor and certain other investors, if applicable, may enter into one or more non-redemption agreements (collectively, the “Non-Redemption Agreements”), pursuant to which Sponsor and such investors have committed to hold or acquire, as applicable, and to not exercise redemption rights with respect to, certain CGC Shares in connection with the transactions contemplated hereby;

WHEREAS, concurrently with the execution of this Agreement, CGC, a certain institutional investor (the “Institutional PIPE Investor”) and certain investors (together with the Institutional PIPE Investor, the “PIPE Investors”) are each entering into securities purchase agreements (collectively, the “Investor Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for on the Closing Date, and the Company has agreed to cause ListCo to issue to each such PIPE Investor on the Closing Date, the number of ListCo Shares and ListCo Warrants set forth in the applicable Investor Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Investor Subscription Agreements, collectively, the “PIPE Financing Amount”, and the financing under all Investor Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Investor Subscription Agreement;

WHEREAS, the Company has agreed to form ListCo and to cause ListCo to become a party to this Agreement and the Investor Subscription Agreements promptly after the date of this Agreement;

WHEREAS, at the Closing, the Company or ListCo shall enter into employment agreements, in form and substance agreed to by the Company, CGC and the Key Persons (the “Key Person Employment Agreements”) with each of the individuals set forth on Annex B (the “Key Persons”);

WHEREAS, at the Closing, ListCo, certain CGC Shareholders, and certain shareholders of the Company will enter into a Registration Rights Agreement, in a form to be mutually agreed by the Company and CGC (the “Registration Rights Agreement”), pursuant to which, among other things, the CGC Shareholders and the Company Shareholders party thereto will be granted certain registration rights with respect to their respective Equity Securities of ListCo, in each case, on the terms and subject to the conditions therein;

WHEREAS, at the Closing, ListCo, certain CGC Shareholders, and certain shareholders of the Company will enter into a Lock-up Agreement, in a form to be mutually agreed by the Company and CGC (the “Lock-up Agreement”), pursuant to which, among other things, the CGC Shareholders and the Company Shareholders party thereto will agree not to effect any sale or distribution of any Equity Securities of ListCo held by any of them in accordance with the terms and conditions described in Schedule I hereto;

WHEREAS, at the Closing, CGC, ListCo and each ODA Holder (as defined in Schedule I hereto) will enter into an orderly disposition agreement, in a form to be mutually agreed by the Company and CGC (each, an “Orderly Disposition Agreement”), pursuant to which, among other things, for the period of time specified in the Orderly Disposition Agreement, each ODA Holder shall agree to not sell ListCo Shares in accordance with the terms and conditions described in Schedule I hereto;

WHEREAS, at or prior to the Closing, the Company, CGC, ListCo and each Undertaking Company Shareholder shall enter into an earn-out agreement (each, an “Earn-Out Agreement”) pursuant to which, among other things, the Undertaking Company Shareholders shall agree (i) that their Earn-Out Shares shall not vest unless and until the respective Earn-Out Target has been achieved, (ii) to forfeit their Earn-Out Shares if the relevant Earn-Out Target has not been achieved by the last date on which it could be achieved, (iii) not to directly or indirectly transfer, subject to any Lien or otherwise dispose of their Earn-Out Shares unless and until they have vested, (iv) that the Earn-Out Shares and Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ListCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ListCo Common Shares occurring on or after the Closing, (v) that any dividends or distributions payable on their Earn-Out Shares shall be set aside by ListCo and shall only be paid upon the vesting, if any, of the respective Earn-Out Shares and (vi) that any unvested Earn-Out Shares that have not been forfeited will become vested upon a Qualifying ListCo Change of Control;

WHEREAS, the CGC Board has (a) approved this Agreement, such other Ancillary Documents to which CGC is or will be a party and the transactions contemplated hereby and thereby (including the CGC Merger) and (b) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the CGC Merger) by the holders of CGC Shares entitled to vote thereon;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby and (b) recommended, among other things, the approval of this Agreement, such other Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the CGC Merger and the Exchange) by the holders of Company Shares entitled to vote thereon;

WHEREAS, each of the Parties intends that the Exchange shall, to the extent legally and factually possible, qualify as a tax neutral roll-over for tax purposes pursuant to applicable Law; and

WHEREAS, for U.S. federal (and applicable state or local) income tax purposes, each of the Parties hereby intends that (i) the Exchange and the CGC Merger, taken together with the PIPE Financing and any third party financing, will constitute an integrated transaction that qualifies as a tax free capital contribution pursuant to Section 351(a) of the Code, (ii) the Dutch Conversion will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and (iii) this Agreement be, and hereby is, adopted as a “plan of reorganization” pursuant to Section 368(a) of the Code and Treasury Regulations Section 1.368-2(g) (collectively (i)-(iii) the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional CGC SEC Reports” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Alternative Transaction Break Fee” has the meaning set forth in Section 7.2(b).

“Ancillary Documents” means the (a) Registration Rights Agreement, (b) Lock-up Agreement, (c) Sponsor Support Agreement, (d) Shareholder Support Agreements, (e) Assignment and Assumption Agreement, (f) Investor Subscription Agreements, (g) Non-Redemption Agreements, (h) Earn-Out Agreements, (i) Orderly Disposition Agreements and (j) each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Business” means the business of, directly or indirectly, developing, manufacturing, and commercializing lithium-ion (Li-ion) and sodium-ion (Na-ion) battery cells and integrated battery energy storage systems (BESS) for the energy storage and mobility sectors.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York; Bratislava, Slovak Republic; Oslo, Norway; and the Cayman Islands; are open for the general transaction of business.

“Cayman Act” means the Companies Act (As Revised) of the Cayman Islands.

“CGC” has the meaning set forth in the introductory paragraph to this Agreement.

“CGC Acquisition Proposal” means any transaction or series of related transactions under which CGC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a CGC Acquisition Proposal.

“CGC Board” has the meaning set forth in the recitals to this Agreement.

“CGC Board Recommendation” has the meaning set forth in Section 5.8.

“CGC Bylaws” has the meaning set forth in Section 2.1(a).

“CGC Certificate of Incorporation” has the meaning set forth in Section 2.1(a).

“CGC Class A Shares” means CGC’s Class A ordinary shares.

“CGC Class B Shares” means CGC’s Class B ordinary shares.

“CGC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by CGC on the date of this Agreement.

“CGC Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, CGC in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of CGC, and any other fees, expenses, commissions or other amounts that are expressly allocated to CGC pursuant to this Agreement or any Ancillary Document; provided that the obligations of CGC to the Sponsor evidenced by the Sponsor Loans shall not be treated as CGC Expenses and, instead, shall be converted as set forth in the Sponsor Support Agreement. Notwithstanding the foregoing or anything to the contrary herein, CGC Expenses shall not include any Company Expenses.

“CGC Financial Statements” means all of the financial statements of CGC included in the CGC SEC Reports.

“CGC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6(a) and Section 4.6(b) (Capitalization of CGC).

“CGC Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of CGC to consummate the CGC Merger in accordance with the terms of this Agreement; provided, however, that none of the following shall be taken into account in determining whether a CGC Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting Europe, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in Europe or any other country, including the engagement by Europe or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in Europe or any other country or region in the world, or changes therein, including changes in interest rates in Europe or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which CGC operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of CGC with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether a CGC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has or would reasonably be expected to have a disproportionate adverse effect on CGC, relative to other similarly situated SPACs operating in the industries in which CGC operate.

“CGC Merger” has the meaning set forth in the recitals to this Agreement.

“CGC Merger Surviving Company” has the meaning set forth in Section 2.1(c)(ii).

“CGC Non-Party Affiliates” means, collectively, each CGC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any CGC Related Party (other than, for the avoidance of doubt, CGC).

“CGC Private Placement Warrants Purchase Agreements” means, the (a) Private Placement Warrants Purchase Agreement, dated as of May 10, 2022, by and between CGC and the Sponsor, and (b) Private Placement Warrants Purchase Agreement, dated as of May 10, 2022, by and between CGC, Cantor Fitzgerald & Co. and Piper Sandler & Co.

“CGC Private Warrants” means the 8,900,000 CGC Warrants that were issued by CGC pursuant to the CGC Private Placement Warrants Purchase Agreements.

“CGC Public Warrants” means the 7,666,666 CGC Warrants that were issued by CGC in connection with its initial public offering.

“CGC Related Parties” has the meaning set forth in Section 4.9.

“CGC Related Party Transactions” has the meaning set forth in Section 4.9.

“CGC SEC Reports” has the meaning set forth in Section 4.7.

“CGC Shareholder” means each holder of CGC Class A Shares and each holder of CGC Class B Shares, in its capacity as holder.

“CGC Shareholder Approval” means, collectively, the Required CGC Shareholder Approval and the Other CGC Shareholder Approval.

“CGC Shareholder Redemption” means the right of the holders of CGC Class A Shares to redeem all or a portion of their CGC Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of CGC.

“CGC Shareholders Meeting” has the meaning set forth in Section 5.8.

“CGC Shares” means, collectively, the CGC Class A Shares and CGC Class B Shares.

“CGC Units” means units of CGC consisting of one CGC Class A Share and one-third of one CGC Public Warrant.

“CGC Warrant Agreement” means that certain Warrant Agreement, dated as of May 10, 2022, by and between CGC and Continental, as warrant agent.

“CGC Warrants” means warrants to purchase CGC Class A Share as contemplated under the CGC Warrant Agreement, with each warrant exercisable for one CGC Class A Share at an exercise price of $11.50.

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person solely as a result of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of this clause (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document or one or more circumstances, matters, transactions or events unrelated to this Agreement or the Ancillary Documents). Notwithstanding the foregoing or anything to the contrary herein, Change of Control Payments shall not include (i) the ListCo Common Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options at the Exchange Effective Time on the terms and subject to the conditions of this Agreement, (ii) any payments made in the ordinary course of business consistent with past practice and not accelerated, increased or enhanced as a result of the transactions contemplated hereby, (iii) any payments required under existing Contracts entered into prior to the date of this Agreement in the ordinary course of business and not in contemplation of the transactions contemplated hereby, (iv) any severance payments made pursuant to existing severance policies or agreements in effect prior to the date of this Agreement that are triggered solely by termination of employment without cause or resignation for good reason (and not by the consummation of the transactions contemplated hereby), and (v) any retention payments made to employees below the level of vice president that do not exceed $50,000 per individual in the aggregate.

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Audited Financial Statements” has the meaning set forth in Section 3.4(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company and its controlled Affiliates, taken as a whole, or a majority of the voting power of Equity Securities of the Company, or (ii) acquires, is granted, leased or licensed or otherwise purchases all or a material portion of assets, properties or businesses of the Company and its controlled Affiliates, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, liquidation, dissolution, recapitalization, reorganization, amalgamation, scheme of arrangement, purchase of assets, share exchange, business combination, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any issuance, sale or acquisition of any portion of the Equity Securities or voting power or similar investment in the Company or any of its Subsidiaries (other than the issuance of the applicable class of shares of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement, or the Company Convertible Notes (as applicable)). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Convertible Notes” means the convertible notes identified in Section 3.2(a) of the Company Disclosure Schedules.

“Company Convertible Notes Conversion” has the meaning set forth in Section 2.4(b).

“Company Designees” has the meaning set forth in Section 5.16(b).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to CGC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each outstanding Company Option and each other outstanding award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means, collectively, any plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due and payable, any Group Company in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, and (c) any costs, fees and expenses incurred in connection with the preparation and audit of the PCAOB Financials. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any CGC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a), Section 3.2(c) and Section 3.2(h) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) (Absence of Changes), and Section 3.17 (Brokers).

“Company Intellectual Property” means all Intellectual Property Rights owned by the Group Companies.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereunder in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting Europe, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in Europe or any other country, including the engagement by Europe or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in Europe or any other country or region in the world, or changes therein, including changes in interest rates in Europe or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Entity, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in Europe or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by any Group Companies at the written request or with the written consent of CGC, (x) any changes in IFRS or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the transactions contemplated by this Agreement, or (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Option Share Amount” means the aggregate number of Company Shares issuable upon the full exercise, exchange or conversion of Company Options that are outstanding at the Exchange Effective Time, calculated using the treasury stock method.

“Company Product” means each platform, service, existing product or product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Shareholder” means the holders of Company Shares as of any determination time prior to the Exchange Effective Time. For the avoidance of doubt, the holders of the Company Convertible Notes will become Company Shareholders immediately prior to Closing, upon conversion of the Company Convertible Notes pursuant to Section 2.4(b).

“Company Shareholder Undertaking” has the meaning set forth in the recitals to this Agreement.

“Company Shares” means the shares, par value NOK 0.01 per share, of the Company.

“Competing Transaction” means an alternative business combination, transfer of a material portion of the Company’s direct or indirect assets, transfer, issuance, or acquisition of more than 25% of the share capital of the Company or any of its material subsidiaries (or of securities convertible or exchangeable into more than 25% of the share capital of the Company or any of its material subsidiaries), a merger, or any similar transaction. Competing Transaction shall not include a good faith transaction undertaken solely to change domicile or corporate form so long as there is no change in any of the ultimate beneficial ownership of the Company, its direct and indirect assets, and its business and that of its subsidiaries.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 11, 2026, by and between the Company and CGC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“D&O Persons” has the meaning set forth in Section 5.15(a).

“Dutch Conversion” has the meaning set forth in the recitals to this Agreement.

“Dutch Deeds of Issue” means each deed governed by Dutch law in form and substance reasonably satisfactory to CGC and the Company, pursuant to which ListCo will issue, as applicable, (i) ListCo Common Shares to the Undertaking Company Shareholders in accordance with Section 2.1(a), or (ii) ListCo Common Shares to the Exchange Agent, acting solely for the account and benefit of the CGC Shareholders as of immediately prior to the CGC Merger Effective Time (after giving effect to the PIPE Financing) in accordance with Section 2.1(c)(i).

“Earn-Out 1 Shares” means a number of ListCo Common Shares equal to the product of (a) the quotient of (i) $115,000,000 and (ii) $10.20 and (b) the Undertaking Company Percentage.

“Earn-Out 1 Target” means the start of commissioning of Project Kamzik, including the production line in the Project Kamzik’s facility in Šurany, Slovakia before December 31, 2027. For the avoidance of doubt, the start of commissioning for purposes of the Earn-Out 1 Target means the time when the pilot production line in Project Kamzik is operational and starts to produce lithium-ion battery cells.

“Earn-Out 2 Shares” means a number of ListCo Common Shares equal to the product of (a) the quotient of (i) $287,500,000 and (ii) $10.20 and (b) the Undertaking Company Percentage.

“Earn-Out 2 Target” means the EBITDA of ListCo for either of fiscal years 2026 or 2027 being greater than €47,000,000.

“Earn-Out 3 Shares” means a number of ListCo Common Shares equal to the product of (a) the quotient of (i) $287,500,000 and (ii) $10.20 and (b) the Undertaking Company Percentage.

“Earn-Out 3 Target” means the EBITDA of ListCo for either of fiscal years 2027 or 2028 being greater than €87,000,000.

“Earn-Out Agreements” has the meaning set forth in the recitals to this Agreement.

“Earn-Out Shares” means, collectively, the Earn-Out 1 Shares, the Earn-Out 2 Shares and the Earn-Out 3 Shares.

“Earn-Out Targets” means, collectively, the Earn-Out 1 Target, the Earn-Out 2 Target and the Earn-Out 3 Target.

“EBITDA” means, for any period, the net income (or, if applicable, net loss) as reported in ListCo’s audited financials, as filed with the SEC, on a consolidated basis for such period plus (or minus), in each case if and to the extent deducted in (or added in) computing net income (or, if applicable, net loss) for such period: (a) interest or financial expense or income; (b) income tax expenses, benefits or credits; (c) depreciation; and (d) amortization, in each case calculated in accordance with IFRS and audited by ListCo’s auditors in accordance with the standards of the PCAOB.

“Employee Benefit Plan” means each “employee benefit plan” and each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means any federal, state, local, municipal, foreign, international, or multinational law, regulation, or other applicable requirement, policy, guidance or treaty relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Exchange” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.6(a).

“Exchange Effective Time” has the meaning set forth in Section 2.1(a)(i).

“Exchange Fund” has the meaning set forth in Section 2.6(b).

“Exchange Ratio” means the quotient obtained by dividing (a) the Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“FDI Authorities” means, collectively, the Ministry of Economy of the Slovak Republic, if competent under Slovak foreign direct investment laws, and any other Governmental Entity competent under foreign direct investment laws of the applicable jurisdiction to conduct investigations concerning a screening of foreign investments in respect of the transactions contemplated hereby.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce such Party to enter into this Agreement, (d) an intention to deceive another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) an intention to deceive another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Exchange Effective Time (after the conversion of the Company Convertible Notes), plus (b) the Company Option Share Amount, plus (c) the aggregate number of Company Shares issuable upon the full exercise, exchange or conversion of any other Equity Securities of the Company outstanding as of immediately prior to the Exchange Effective Time.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposals” has the meaning set forth in Section 5.8.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum, or any fraction thereof.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security (including, for the avoidance of doubt, the Company Convertible Notes), (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP or IFRS, as applicable, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Initial Company Designee” has the meaning set forth in Section 5.16(b).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of Slovakia or the European Union or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; and (e) rights in or to Software or other technology.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law, and, if applicable, fiduciary or similar duties), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“ListCo Board” means, at any time after the Exchange Effective Time, the duly constituted board of directors of ListCo.

“ListCo Common Shares” means the common shares, par value twelve eurocents per share, of ListCo.

“ListCo Preference Shares” means, collectively, the ListCo Series A Preference Share and the ListCo Series B Preference Shares.

“ListCo Series A Preference Shares” means the 12.0% Series A Cumulative Convertible Preference Shares of ListCo.

“ListCo Series B Preference Shares” means the Series B Convertible Preference Shares of ListCo.

“ListCo Shares” means (a) prior to the consummation of the CGC Merger, collectively, the nominal placeholder shares; and (b) after the consummation of the Exchange, collectively, the ListCo Common Shares and the ListCo Preference Shares. Any reference to ListCo Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) or clause (b) of this definition, as the context so requires.

“ListCo Warrants” means the warrants to purchase ListCo Common Shares, each ListCo Warrant exercisable for one ListCo Common Share at an exercise price of $12.00 per share.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.8.

“NDF II” means National Development Fund II, a.s., a joint-stock company (akciová spoločnosť) incorporated and existing under the laws of the Slovak Republic, with its registered seat at Grosslingova 44, 811 09 Bratislava, Slovak Republic, registered in the Commercial Register of the Municipal Court Bratislava III, Section Sa, Insert 5948/B.

“NOK” means the Norwegian krone, the currency of the Kingdom of Norway.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Norwegian Share Transfer Deed” has the meaning set forth in the recitals to this Agreement.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license or an ongoing licensee fee of less than $50,000 per year.

“Officers” has the meaning set forth in Section 5.16(a).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Orderly Disposition Agreement” has the meaning set forth in the recitals to this Agreement.

“Other CGC Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of CGC Shares entitled to vote thereon, whether in person or by proxy at the CGC Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of CGC and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Outside Shareholder” means a holder of ListCo Shares who did not receive Earn-Out Shares in connection with the Closing; provided, for the avoidance of doubt, that any Company Shareholder who did not execute a Company Shareholder Undertaking prior to the Closing shall not be an Outside Shareholder.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, authorizations, clearances, declarations of conformity, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in non-material Intellectual Property Rights in the ordinary course of business consistent with past practice, (g) grants by any Group Company of Liens in connection with any Indebtedness described in Section 5.1(b)(vi) of the Company Disclosure Schedule, and (h) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Plan of Merger” has the meaning set forth in Section 2.1(c)(i).

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Group Companies.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Project Kamzik” means the development of a lithium-ion battery “gigafactory” in joint venture with Gotion GmbH in Šurany, Slovakia.

“Prospectus” has the meaning set forth in Section 8.18.

“Public Financial Aid Scheme” means any and all present or past aid, grant, subsidy, incentive, contribution, allowance, benefit, support, loan, guarantee, indemnity, preferential arrangement, comfort, relief, exemption, deferral, waiver or other financial or non-financial advantage of any kind, whether repayable or non-repayable, conditional or unconditional, direct or indirect, in cash or in kind, received, approved, applied for, committed, notified or which the Company or any Group Company is entitled to receive or apply for, from or by virtue of: (a) any Governmental Entity, state body, public authority, public institution, regional or municipal authority, state-owned enterprise or any other entity exercising public functions or acting on behalf of the Slovak Republic, any other member state of the European Union or any other state or supranational entity; (b) any scheme, programme, measure or instrument not covered in paragraph (a) above but which constitutes, or may constitute, state aid, de minimis aid, public support or a financial benefit within the meaning of any applicable EU or Slovak law; (c) any amendment, extension, renewal, top-up, novation, replacement or successor of any scheme or measure falling within paragraphs (a) or (b) above; and (d) any indirect benefit received by virtue of the Group Company being part of a group of companies which has received any of the foregoing, to the extent such benefit is attributable to the relevant Group Company; in each case regardless of (i) whether such aid, benefit or support has been formally notified to or approved by the European Commission or any other relevant authority, (ii) whether such aid, benefit or support is subject to any repayment obligation, clawback, recovery order, retention condition, maintenance of investment condition or other condition, and (iii) whether such aid, benefit or support has been fully drawn, partially drawn, committed but undrawn, conditionally approved or subject to any pending application or notification.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Qualifying ListCo Change of Control” means a bona fide transaction, including a series of related transactions, pursuant to which both (a) Outside Shareholders receive cash consideration of the greater of (x) the pro rata consideration payable per share to each holder of ListCo Common Shares and (y) $20.00 per ListCo Common Share (such $20.00 amount to be adjusted to reflect any share consolidations or combinations or similar events) and (b) either or both: (i) all of the material assets of ListCo are acquired in a transaction by a person (natural or legal) who, together with its affiliates, did not previously own more than 10% of the ListCo Common Shares or (ii) a person (natural or legal) who, together with its affiliates, did not previously own more than 10% of the ListCo Common Shares, acquiring at least 50% of ListCo Common Shares (as measured by value); in each case, so long as each holder of ListCo Preference Shares is entitled to receive the same cash consideration per ListCo Common Share payable to the holders of ListCo Common Shares in respect of the ListCo Common Shares that such holder of ListCo Preference Shares is entitled to receive in respect of such holder’s ListCo Preference Shares, including if such ListCo Preference Shares are deemed converted at the closing of such bona fide transaction.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registration Statement / Proxy Statement” means a registration statement on Form F-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of CGC.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required CGC Shareholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of CGC Shares entitled to vote thereon, whether in person or by proxy at the CGC Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of CGC and applicable Law.

“Required Governing Document Proposals” means the Governing Document Proposals solely to the extent related to the amendments to the Governing Documents of CGC.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the CGC Merger Proposal, the Nasdaq Proposal, and the Required Governing Document Proposals.

“Rollover Option” has the meaning set forth in Section 2.4(a).

“RPSP Register” means the register of partners of public sector pursuant to Slovak Act No. 315/2016 Coll. On the Register of Public Sector Partners and on Amendments and Supplements to Some Act, as amended.

“Sanctioned Countries” has the meaning set forth in Section 4.17(a).

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the CGC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Shareholder Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Slovak Social Insurance Agency” (Slovak: Sociálna poisťovňa) means the state-run institution responsible for the pension and social security.

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Specified Breach Break Fee” has the meaning set forth in Section 7.2(c).

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Loans” means any loan made to CGC by any of the Sponsor, an affiliate of the Sponsor, or any of CGC’s or the Sponsor’s management team, as evidenced by one or more promissory notes, for the purpose of financing CGC.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Share Consideration” means an aggregate number of ListCo Common Shares equal to the sum of (a) the Upfront Consideration Shares plus (b) the Earn-Out Shares.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Undertaking Company Percentage” means the quotient of (a) the sum of (i) the number of Undertaking Company Shares outstanding as of immediately prior to the Closing (including Company Shares to be issued upon conversion of the Company Convertible Notes held by Undertaking Company Shareholders) and (ii) the number of Company Shares underlying Company Options held by Undertaking Company Shareholders that are outstanding as of immediately prior to the Closing (calculated using the treasury stock method) and (b) the Fully-Diluted Shares.

“Undertaking Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Undertaking Company Shares” has the meaning set forth in the recitals to this Agreement.

“Unpaid CGC Expenses” means the CGC Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Exchange Effective Time that is not a Vested Company Option.

“Upfront Consideration Shares” means a number of ListCo Common Shares equal to the product of (a) the quotient of (i) the Upfront Consideration Value and (ii) $10.20 and (b) Undertaking Company Percentage.

“Upfront Consideration Value” means $575,000,000.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Exchange Effective Time that is vested as of immediately prior to the Exchange Effective Time or will vest as a result of the consummation of the Exchange.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article 2
MERGER AND EXCHANGE

Section 2.1           Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)            Exchange.

(i)            At the Closing, prior to giving effect to the CGC Merger (the “Exchange Effective Time”), pursuant to the Company Shareholder Undertaking, and in accordance with the provisions of Section 2:204b of the Dutch Civil Code (Burgerlijk Wetboek), each Undertaking Company Shareholder as of immediately prior to the Closing, shall sell, contribute or cancel, as applicable, each Undertaking Company Share to, or for the benefit, of ListCo, and receive a number of ListCo Common Shares equal to the Exchange Ratio by, among other things, entering into with ListCo (A) a Norwegian Share Transfer Deed in a form and substance reasonably satisfactory to CGC, pursuant to which each Undertaking Company Shareholder shall sell or contribute, assign and transfer to ListCo the Undertaking Company Shares owned by such Undertaking Company Shareholder, (B) a Dutch Deed of Issue, under which each Undertaking Company Share issued and outstanding as of immediately prior to the Closing shall be exchanged for a number of ListCo Common Shares equal to the Exchange Ratio or (C) an alternative agreement or deed that is reasonably acceptable to the Company and CGC which provides for an alternative mechanism which results in the issuance to such Undertaking Company Shareholder of same number of ListCo Common Shares and the cancellation of such Undertaking Company Shareholder’s ownership of the same number of Undertaking Company Shares (the transactions contemplated by this Section 2.1(a)(i), the “Exchange”).

(ii)            Notwithstanding any other provision of this Agreement to the contrary, if there are any Company Shares that are owned by Company as treasury shares or any Company Shares owned by any direct or indirect Subsidiary of the Company immediately prior to the Exchange, immediately after the Exchange, the Company shall take all action necessary to repurchase or cancel any Company Shares held by the Company or any direct or indirect Subsidiary of the Company, for no consideration.

(iii)           At the Closing, immediately after giving effect to the Exchange, a notarial deed of change of legal form shall be executed by a Dutch notary associated with Dentons in Amsterdam, the Netherlands, and ListCo shall (i) change its legal form from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and (ii) amend and restate its articles of association pursuant to a notarial deed in a form to be agreed upon by CGC and the Company.

(iv)          The directors and officers of ListCo as of the consummation of the Exchange shall be designated in accordance with Section 5.16.

(v)           If, between the date of this Agreement and the Closing, the outstanding CGC Shares shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of CGC Shares will be appropriately adjusted to provide to the holders of Undertaking Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(a)(iv) shall not be construed to permit any Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

(b)            PIPE. At the Closing, ListCo and the PIPE Investors shall consummate the PIPE Financing pursuant and subject to the PIPE Subscription Agreements.

(c)            CGC Merger.

(i)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, CGC shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands a plan of merger in a form mutually acceptable to the Company (the “Plan of Merger”) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Laws to make the CGC Merger effective. The CGC Merger shall become effective at the time when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or at such later time permitted by the Cayman Act as may be specified in the Plan of Merger (the “CGC Merger Effective Time”).

(ii)           At and after the CGC Merger Effective Time, the CGC Merger shall have the effects set forth in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the CGC Merger Effective Time, all the mortgages, charges, security interests, property, rights, privileges, agreements, contracts, powers and franchises, Liabilities and duties of Merger Sub and CGC shall vest in and become the mortgages, charges, security interests, property, rights, privileges, agreements, contracts, powers and franchises, Liabilities and duties of the CGC as the surviving company (the “CGC Merger Surviving Company”), which shall include the assumption by CGC of any and all agreements, covenants, duties and obligations of the CGC and Merger Sub, and CGC shall thereafter exist as a wholly-owned Subsidiary of ListCo and the separate corporate existence of Merger Sub shall cease to exist.

(iii)           Each CGC Share issued and outstanding immediately prior to the CGC Merger Effective Time shall be exchanged for one (1) newly issued ListCo Common Share, without interest. As of the CGC Merger Effective Time, the CGC Shareholders shall cease to have any other rights in and to such CGC Shares, except as expressly provided herein.

(iv)          Notwithstanding any other provision of this Agreement to the contrary, if there are any CGC Shares that are owned by CGC as treasury shares or any CGC Shares owned by any direct or indirect Subsidiary of CGC immediately prior to the CGC Merger Effective Time, such CGC Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor pursuant to the Plan of Merger.

(v)           All shares of Merger Sub issued and outstanding immediately prior to the CGC Merger Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of CGC, which ordinary share shall constitute the only issued and outstanding share in the capital of CGC pursuant to the Plan of Merger.

(vi)          If, between the date of this Agreement and the Closing, the outstanding Company Shares shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of Company Shares will be appropriately adjusted to provide to the holders of CGC Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(c)(vi) shall not be construed to permit any Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

(vii)            At the CGC Merger Effective Time, the parties shall cause the Governing Documents of CGC, as in effect immediately prior to the CGC Merger Effective Time, to be amended and restated in a form mutually agreed by CGC and the Company and, as so amended and restated, shall be the memorandum and articles of association of the CGC Merger Surviving Corporation, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(viii)        At the CGC Merger Effective Time, the directors and officers of the Company immediately prior to the CGC Merger Effective Time shall, unless otherwise determined by the Company, be the initial directors and officers of the CGC Merger Surviving Company, each to hold office in accordance with the Governing Documents of the CGC Merger Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 2.2           Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the second (2nd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date upon which the Closing actually occurs is referred to herein as “Closing Date”) or at such other place, date and/or time as CGC and the Company may agree in writing.

Section 2.3           Allocation Schedule. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to CGC an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Undertaking Company Shares held by each Undertaking Company Shareholder (including the number of Undertaking Company Shares subject to the conversion of the Company Convertible Notes pursuant to Section 2.4(b)), (ii) the number of Company Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Exchange Effective Time, and, in each case, the exercise price thereof, (iii) the number of ListCo Common Shares that will be subject to each Rollover Option and the exercise price thereof at the completion of the Exchange, (iv) the Transaction Share Consideration, the Fully-Diluted Shares and the Exchange Ratio, and (v) a certification, duly executed by an authorized officer of the Company, that (a) the information and calculations delivered pursuant to clauses (i), (ii), (iii) and (iv) is, and will be as of immediately prior to the Exchange Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (b) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.4(b). The Company will review any comments to the Allocation Schedule provided by CGC or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by CGC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of ListCo Common Shares that each Undertaking Company Shareholder will have a right to receive pursuant to Section 2.1(a) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of ListCo Common Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company exceed the Transaction Share Consideration, (C) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.4(b)) and (D) CGC and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the Transaction Share Consideration to the Undertaking Company Shareholders under this Agreement or under the Exchange Agent Agreement, as applicable.

Section 2.4            Treatment of Company Equity Awards, Company Convertible Notes.

(a)           At the Exchange Effective Time, and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(b)), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall cease to represent the right to purchase Company Shares and shall be canceled in exchange for options to purchase ListCo Common Shares under a new incentive equity plan to be agreed among the Parties (each, a “Rollover Option”) in an amount equal to the product (rounded down to the nearest whole number) of (x) the number of Company Shares subject to such Company Option immediately prior to the Exchange Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Company Option immediately prior to the Exchange Effective Time, and (ii) the Exchange Ratio. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Exchange Effective Time, except for (i) as provided above in this Section 2.4(a), (ii) (A) 9.09% of the ListCo Common Shares underlying each Rollover Option shall be unvested and shall not vest unless and until Earn-Out 1 Target has been achieved, (B) 22.73% % of the ListCo Common Shares underlying each Rollover Option shall be unvested and shall not vest unless and until Earn-Out 2 Target has been achieved, and (C) 22.73% % of the ListCo Common Shares underlying each Rollover Option shall be unvested and shall not vest unless and until Earn-Out 3 Target has been achieved, (iii) terms (A) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that could become exercisable subject to the options) or (B) to the extent they conflict with the new incentive equity plan, and (iv) such other immaterial administrative or ministerial changes as the ListCo Board (or the compensation committee of the ListCo Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plans and the underlying grant, award or similar agreement to give effect to the provisions of this Section 2.4.

(b)           Immediately prior to the Exchange Effective Time, the Company Convertible Notes shall be converted into Undertaking Company Shares pursuant to their terms (the “Company Convertible Notes Conversion”) and each such Company Convertible Note shall no longer be issued or outstanding and shall instead automatically be canceled, extinguished, retired and shall cease to exist, and each holder of the Company Convertible Notes shall thereafter cease to have any rights with respect to such Company Convertible Notes, other than, for the avoidance of doubt, with respect to the Undertaking Company Shares into which such Company Convertible Notes have been converted and then as expressly provided herein. Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Convertible Notes to give effect to the provisions of this Section 2.4.

Section 2.5           Treatment of CGC Securities. On the Closing Date:

(a)           Prior to the CGC Merger Effective Time, each CGC Class B Share issued and outstanding immediately prior to the CGC Merger Effective Time shall, in accordance with CGC’s Governing Documents, automatically convert into one (1) CGC Class A Share.

(b)           Prior to the CGC Merger Effective Time, to the extent any CGC Units remain outstanding and unseparated, immediately prior to the CGC Merger Effective Time, the CGC Class A Shares and the CGC Public Warrants comprising each such issued and outstanding CGC Unit immediately prior to the CGC Merger Effective Time shall be automatically separated, and the holder of each CGC Unit shall be deemed to hold one (1) CGC Class A Share and one-third (1/3) of one (1) CGC Public Warrant; and all CGC Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.

(c)           At the CGC Merger Effective Time, each CGC Warrant that is outstanding immediately prior to the CGC Merger Effective Time shall, pursuant to the Assignment and Assumption Agreement, cease to represent a right to acquire the CGC Shares and shall be converted in accordance with the terms of such Assignment and Assumption Agreement, at the CGC Merger Effective Time, into a right to acquire the same number of ListCo Common Shares on substantially the same terms as were in effect immediately prior to the CGC Merger Effective Time.

Section 2.6           Deliverables

(a)           As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, CGC shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed that Continental (or any of its Affiliates) shall be deemed to be acceptable to the Company) and ListCo shall enter into an exchange agent agreement (the “Exchange Agent Agreement”) with the Exchange Agent for the purpose of (x) exchanging certificates, if any, representing the Undertaking Company Shares and each Undertaking Company Share held in book-entry form on the share transfer books of the Company immediately prior to the Exchange, which shall be exchanged for the portion of the Transaction Share Consideration issuable in respect of such Undertaking Company Shares pursuant to Section 2.1(a) and on the terms and subject to the other conditions set forth in this Agreement and (y) exchanging certificates, if any, representing CGC Shares and each CGC Share held in book-entry form on the share transfer books of CGC immediately prior to the CGC Merger Effective Time, which shall be converted into ListCo Common Shares pursuant to Section 2.1(c)(iii) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then CGC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), ListCo shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of CGC and the Company shall mutually agree to any changes to the Exchange Agent Agreement in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed). The Company and CGC shall reasonably cooperate with ListCo and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.6 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b)           At the Exchange Effective Time, ListCo shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Undertaking Company Shareholders and CGC Shareholders and for exchange in accordance with this Section 2.6 through the Exchange Agent, evidence of ListCo Common Shares in book-entry form issuable pursuant to Section 2.1(a) and Section 2.1(c)(iii), in exchange for the Undertaking Company Shares or CGC Shares, as applicable, outstanding immediately prior to the Exchange or the CGC Merger Effective Time, respectively. All ListCo Common Shares in book-entry form issuable pursuant to Section 2.1(a) and Section 2.1(c)(iii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(c)           Each Undertaking Company Shareholder or CGC Shareholder holding a certificate representing Undertaking Company Shares or CGC Shares, as applicable, whose Undertaking Company Shares or CGC Shares, as applicable, have been converted into or exchanged for the right to receive ListCo Common Shares pursuant to or Section 2.1(c)(iii) shall be entitled to receive the amount of ListCo Common Shares to which he, she or it is entitled pursuant to Section 2.1(a) or Section 2.1(c)(iii) upon the surrender to the Exchange Agent of such certificate (or affidavit of loss in lieu thereof). Each Undertaking Company Shareholder or CGC Shareholder holding Undertaking Company Shares or CGC Shares, as applicable, in book-entry form whose Company Shares or CGC Shares have been converted into or exchange for the right to receive ListCo Common Shares pursuant to Section 2.1(a) or Section 2.1(c)(iii) (including each Undertaking Company Share issued in connection with or as a result of the conversions and rollovers pursuant to Section 2.4) shall automatically be entitled to receive the amount of ListCo Common Shares to which he, she or it is entitled pursuant to Section 2.1(a) or Section 2.1(c)(iii).

(d)           On the Closing Date, the Exchange Agent shall cause the applicable amount of ListCo Common Shares to be issued to the Undertaking Company Shareholders and CGC Shareholders in book-entry form; provided, however, that in the case of any Undertaking Company Shares or CGC Shares represented by a certificate, the Exchange Agent shall not issue such consideration until the surrender of such certificate (or affidavit of loss in lieu thereof) in accordance with Section 2.6(a).

(e)           If any ListCo Common Shares are to be issued to a Person other than the Undertaking Company Shareholder or CGC Shareholder in whose name the surrendered certificate or the transferred Company Share or CGC Share in book-entry form is registered, it shall be a condition to the issuance of the applicable ListCo Common Shares that (i) either such certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share or CGC Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such certificate, or Undertaking Company Share or CGC Share in book-entry form or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(f)            No interest will be paid or accrued on the ListCo Common Shares issuable pursuant to Section 2.1(a) or Section 2.1(c)(iii). From and after the Exchange Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.6, each Undertaking Company Share and CGC Share (other than, for the avoidance of doubt, the Undertaking Company Shares or CGC Shares cancelled and extinguished pursuant to Section 2.1(a)(i) or Section 2.1(c)(iv)) shall solely represent the right to receive the number of ListCo Common Shares to which such Undertaking Company Share or CGC Share is entitled to receive pursuant to Section 2.1(a) or Section 2.1(c)(iii).

(g)           At the Exchange Effective Time, the share transfer books of the Company and CGC shall be closed and there shall be no transfers of Undertaking Company Shares, CGC Shares or CGC Warrants that were outstanding immediately prior to the Exchange Effective Time or CGC Merger Effective Time, as applicable.

(h)           Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders or CGC Shareholders twelve (12) months following the Closing Date shall be delivered to ListCo or as otherwise instructed by ListCo, and any Undertaking Company Shareholder or CGC Shareholder who has not exchanged his, her or its Undertaking Company Shares or CGC Shares for the applicable amount of ListCo Common Shares in accordance with this Section 2.6 prior to that time shall thereafter look only to ListCo for the issuance of the applicable amount of ListCo Common Shares, without any interest thereon. None of ListCo or the CGC Merger Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any ListCo Common Shares remaining unclaimed by the Undertaking Company Shareholder or CGC Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of ListCo free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.7           Withholding. CGC, ListCo, Merger Sub, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Article 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to CGC, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1           Organization and Qualification.

(a)           Each Group Company is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) and in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of organization, incorporation or formation (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b)           True and complete copies of the Governing Documents of the Group Companies has been made available to CGC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Group Companies are in full force and effect, and the Group Companies are not in breach or violation of any provision set forth in its Governing Documents, as applicable.

Section 3.2           Capitalization of the Group Companies.

(a)           Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof, and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, and (D) any applicable vesting schedule (including acceleration provisions), and (iv) with respect to the Company Convertible Notes, (A) the original principal amount, (B) the applicable interest rate, (C) the maturity date, and (D) the current outstanding balance. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in all material respects in compliance with applicable Law, including Securities Laws. Except for the Company Options and Company Convertible Notes set forth on Section 3.2(a) of the Company Disclosure Schedules or the Company Options either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted share units, phantom shares, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)           The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law). There are no shareholder agreements, voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c)           Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted shares, restricted share units, phantom shares, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d)           Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities between the Company and any other Person.

(e)           Except as set forth on Section 3.2(e) of the Company Disclosure Schedules, none of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(f)           Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(g)           No Group Company has provided any legally binding guarantee pursuant to which such Group Company is obligated to pay or discharge the liabilities or obligations of any direct or indirect holder of Equity Securities of the Company or any other Person that is not a Group Company, except as otherwise disclosed in Section 3.2(g) of the Company Disclosure Schedule.

(h)           Section 3.2(h) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.

(i)            Other than the Company Convertible Notes, there are no debt instruments outstanding convertible into or otherwise entitling the holder thereof to any of the Company’s Equity Securities.

(j)            (i) No triggering event for the weighted-average anti-dilution right contained in Article 7.1(xiv) of each convertible loan agreement entered into with Avanea Investment Holding a.s. (the “AIH Anti-Dilution Right”) has occurred prior to the date of this Agreement; and (ii) to the knowledge of the Company, no facts, matters or circumstances exist as at the date of this Agreement that would reasonably be expected to result in the occurrence of a triggering event for the AIH Anti-Dilution Right prior to or upon Closing.

(k)           The Company has, prior to the execution of this Agreement, provided a copy of this Agreement to each of the Company Shareholders.

Section 3.3           Authority.

(a)           The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or is contemplated to be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Shareholder Undertaking signed by the Company Undertaking Shareholders is the only undertaking of the holders of any class or series of shares of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

(b)           The Company Board unanimously and duly adopted resolutions (a) determining that entry into this Agreement and the other Ancillary Documents to which the Company is party, and the consummation of the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interest of, the Company and its shareholders, and (b) approving this Agreement, such other Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the Exchange, which resolutions have not been subsequently withdrawn or modified in a manner adverse to CGC or Merger Sub. A copy of such duly approved resolutions is attached to Section 3.3(b) of the Company Disclosure Schedules.

Section 3.4           Financial Statements; Undisclosed Liabilities.

(a)           The Company has made available to CGC a true and complete copy of the following financial statements, which are attached as Section 3.4(a) of the Company Disclosure Schedules: the unaudited consolidated balance sheets of the Group Companies as of December 31, 2024 and December 31, 2025 and the related unaudited consolidated statements of operations and comprehensive loss and shareholders’ deficit of the Group Companies for each of the periods ended on December 31, 2024 and December 31, 2025 (collectively, the “Financial Statements”). Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with local accounting standards applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the financial position and results of operations of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) are undergoing an audit in accordance with IFRS and the standards of the PCAOB and are expected to contain an unqualified report of the Company’s auditors.

(b)           The audited consolidated balance sheets of the Group Companies as of December 31, 2024 and December 31, 2025 and the related audited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Group Companies for each of the periods ended on December 31, 2024 and December 31, 2025 (the “Closing Company Audited Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17, (i) will be prepared in accordance with IFRS and the standards of the PCAOB and applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c)           Except (i) as set forth on the face of the Financial Statements, (ii) for Liabilities incurred in the ordinary course of business since the date of the Financial Statements (none of which are Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities of the type required to be set forth on a balance sheet in accordance with IFRS.

(d)           The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance (i) that all transactions are executed in accordance with management’s authorization, (ii) that all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Group Companies’ assets, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Group Company’s properties or assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

Section 3.5           Consents and Requisite Governmental Approvals; No Violations.

(a)           No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, or (ii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b)           None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, sanction, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract (including any Public Aid Financial Scheme) to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6           Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Company Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

Section 3.7           Material Contracts.

(a)           Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is a party as of the date of this Agreement, excluding any Employee Benefit Plan (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)            any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii)            any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iii)           any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iv)          any (A) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $500,000 over the life of the Contract and (B) any Contract with respect to material Company Licensed Intellectual Property (other than Off-the-Shelf Software);

(v)           any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of CGC or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit in any material respect, CGC or any of its Affiliates after the Closing;

(vi)          any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the life of the agreement;

(vii)         any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $500,000;

(viii)         any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(ix)           any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(x)            any Contract with any Person (A) pursuant to which any Group Company (or CGC or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xi)           any Contract governing the terms of the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $300,000;

(xii)          any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiii)         any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or CGC or any of its Affiliates after the Closing); and

(xiv)         any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $500,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice; and

(xv)          any Public Financial Aid Scheme.

(b)           (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto, (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto. The Company has made available to CGC true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

(c)           Except with respects to breaches or defaults that have been remedied by any Person or waived in writing by the applicable Governmental Entity, the Group Companies (a) are and have been at all times in compliance with the terms and conditions of any Public Financial Aid Schemes; and (b) were not notified by Public Financial Aid Scheme providers or other Governmental Entities that any Group Company is in breach of the terms and conditions of any Public Financial Aid Scheme.

Section 3.8           Absence of Changes. During the period beginning on January 1, 2026 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of CGC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i) (making dividends and distributions), Section 5.1(b)(iv)(A) (sell, license, dispose of material assets), Section 5.1(b)(viii) (increase compensation and bonuses), Section 5.1(b)(xii) (liquidate, restructure, reorganize), Section 5.1(b)(xv) (make any change of control payments) or Section 5.1(b)(xvi) (amend, terminate or modify any Material Contracts, waive any material benefit or right under any Material Contract or enter into any Contract that would constitute a Material Contract).

Section 3.9           Litigation.

(a)            There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Group Companies or any officer, director or Key Person; (ii) that questions the validity of this Agreement and the Ancillary Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. None of the Group Companies or, to the Company’s knowledge, any of their officers, directors or Key Persons is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Persons such as would affect the Company). There is no action, suit, proceeding or investigation by a Group Company pending or which a Group Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Group Company’s employees, their services provided in connection with the Group Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(b)            Except as set forth on Section 3.9(b) of the Company Disclosure Schedules, (i) no written demand, notice of claim, rescission notice or formal notification of breach has been delivered by NDF II to the Company, InoBat Auto j.s.a. or InoBat Volta II s.r.o. under or in connection with the investment agreement dated 20 December 2023 between the Company, InoBat Auto j.s.a., InoBat Volta II s.r.o. and NDF II (as amended, the “NDF II Investment Agreement”); (ii) to the knowledge of the Company, no facts or circumstances exist as at the date of this Agreement that would, individually or in the aggregate, constitute or reasonably be expected to give rise to a claim by NDF II for financial compensation or the accrual of any contractual penalty under the NDF II Investment Agreement; and (iii) there is no pending or, to the knowledge of the Company, threatened claim, action, or arbitration by NDF II against the Company, InoBat Auto j.s.a. or InoBat Volta II s.r.o. arising out of or in connection with the NDF II Investment Agreement.

Section 3.10         Compliance with Applicable Law.

(a)           During the three (3) years prior to the Closing, the Company has complied in all material respects with all federal, state, local or foreign statutes, rule or regulations applicable to it. The Company is not in violation or default (i) of any provisions of its Governing Documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound. The execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(b)           Each Group Company which is or has at any time been subject to an obligation to register in the RPSP Register:

(i)            has, since the date on which the obligation to register first arose, been duly and validly registered in the RPSP Register in accordance with Slovak Act No. 315/2016 Coll. and all applicable Slovak laws and regulations;

(ii)            has at all times ensured that all information entered in, or required to be entered in, the RPSP Register in respect of it is and has been complete, accurate, true, up to date and not misleading in any respect, including without limitation all information relating to its ultimate beneficial owners (konečný užívateľ výhod) and authorised persons (oprávnená osoba) within the meaning of Slovak Act No. 315/2016 Coll.;

(iii)           has fulfilled, in full and in a timely manner, each and every obligation imposed upon it under Slovak Act No. 315/2016 Coll.;

(iv)          has not, at any time, been struck off, suspended, or had its registration in the RPSP Register lapsed, cancelled, or rendered invalid for any reason;

(v)           has not, at any time, been in breach of any obligation under Slovak Act No. 315/2016 Coll. or subject to any fine, penalty, sanction, administrative proceeding, investigation or enforcement action by any competent authority in connection with the RPSP Register or Slovak Act No. 315/2016 Coll.; and

(vi)          has not received any notice, claim, complaint, warning or correspondence from any competent authority, public body or counterparty alleging or indicating any actual or potential breach of, or non-compliance with, Slovak Act No. 315/2016 Coll. or any obligation relating to the RPSP Register.

(c)           Without limiting the generality of paragraph (b) above, each Group Company which is or has at any time been subject to an obligation to register in the RPSP Register has, at all times, maintained its registration in the RPSP Register and fulfilled all of its obligations under Slovak Act No. 315/2016 Coll. in a manner that:

(i)            satisfies all conditions, requirements and eligibility criteria applicable to it under each Public Finance Aid Scheme to which it is or has been a party or beneficiary;

(ii)            has not given rise to, and does not give rise to, any right on the part of any public authority, awarding body or competent authority to (x) suspend, withdraw, claw back, reclaim or reduce any benefit, grant, subsidy, payment or advantage received or receivable by such Group Company under any Public Finance Aid Scheme; or (y) terminate, rescind or invalidate any contract, agreement or arrangement entered into with such Group Company under or in connection with any Public Finance Aid Scheme;

(iii)           has not resulted in, and does not result in, any forfeiture, disqualification, exclusion or debarment of such Group Company from participation in any current or future Public Finance Aid Scheme; and

(iv)          has not had, and does not have, any adverse impact or consequence on any Public Finance Aid Scheme, including on the validity, continuity, enforceability or value of any benefit thereunder.

(d)           To the knowledge of the Company, there are no facts, matters or circumstances which are reasonably likely to give rise to any breach of, or non-compliance with, Slovak Act No. 315/2016 Coll. or any obligation relating to the RPSP Register by any Group Company in the future, or which would adversely affect the registration or standing of any Group Company in the RPSP Register.

(e)           The transactions contemplated by this Agreement comply with the investment aid conditions applicable with respect to the Contracts set forth in Section 3.10(e) of the Company Disclosure Schedules.

(f)            The relevant portion of Owned Real Property described in Section 3.10(f) of the Company Disclosure Schedules (such portion of Owned Real Property, the “Volta II Real Property”) has been permanently removed from the agricultural land fund, and no further action, decision, levy, permit or administrative procedure under applicable agricultural land legislation will be required in order to enable the development and use of such land for the further development currently contemplated by the relevant Group Company.

(g)            Except with respects to breaches or defaults that have been remedied by any Person or waived in writing by the applicable Governmental Entity, to the Company’s knowledge, GIB (a) is and has been at all times in compliance with the terms and conditions applicable with respect to the Contract set forth in Section 3.10(g) of the Company Disclosure Schedules and (b) was not notified by public financial aid scheme providers or other Governmental Entities that it is in breach of the terms and conditions of such Contract.

Section 3.11         Employee Plans.

(a)            Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided CGC with true and complete copies of (ii) copies of the most recent summary plan description or equivalent employee communication materials, (iii) copies of all material filings with the Slovak Social Insurance Agency (or equivalent) and any health insurance companies, in each case, for the two (2) most recent plan years, and (iv) the most recent annual reports or actuarial valuations for any supplementary pension or severance schemes.

(b)            No Employee Benefit Plan has any unfunded or underfunded Liability. No Group Company has any material Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person, except as required by applicable Law regarding statutory severance or notice periods. No Group Company has any material Liabilities by reason of at any time being considered part of a single controlled group or related employer under applicable Law.

(c)            Each Employee Benefit Plan is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws. Each Employee Benefit Plan that is intended to be tax-favored under applicable Law has timely received all necessary registrations or approvals, and no fact or event has occurred that could reasonably be expected to result in the loss of such status. None of the Group Companies has incurred any material penalty or arrears regarding mandatory social security, health insurance, or supplementary pension contributions.

(d)            As of the date of this Agreement, there are no pending or, to the Company’s knowledge, threatened in writing claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). All contributions, social insurance premiums, and mandatory health insurance payments that are due have been timely made to the relevant Governmental Entities, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(e)            Except as set forth on Section 3.11(e) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

Section 3.12           Environmental Matters.

(a)            The Group Companies have made available to CGC copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies. Except as could not reasonably be expected to have a Company Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any Hazardous Substance, on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published list of hazardous or toxic waste sites published by any governmental authority in Slovakia; and (d) the Company does not manufacture, handle, import, export, or transport any nanoengineered or nanoscale material; and (e) the Company does not and has not imported any hazardous substances. The Company has made available to CGC true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

(b)            No Group Company is an originator (pôvodca) of any environmental burden and is not, and has not been determined as the responsible person (povinná osoba) for any environmental burden pursuant to the Act No. 409/2011 Coll. on Certain Measures in the Area of Environmental Burden and on Amendments to Certain Acts, as amended, and no proceeding on determination of any Group Company as the responsible person is pending, and no Group Company has carried out any activity that could result in such Group Company being determined as the originator of, or designated as the responsible person for, any environmental burden.

(c)            No Group Company has assumed, retained or agreed to bear any liability under any applicable environmental legislation pursuant to any agreement with any third party, nor has it provided any environmental indemnity, guarantee, covenant to remediate, or similar undertaking to any third party.

(d)            No Group Company has received any written notice, order, instruction, decision or other administrative correspondence from any Governmental Entity alleging or relating to (i) any actual or pending violation of any applicable environmental legislation, (ii) any environmental burden affecting or potentially affecting any real property owned, leased or otherwise occupied by any Group Company (including any environmental burden registered to any third party in respect of which any Group Company has been copied, addressed or otherwise made aware), or (iii) any remediation, monitoring or other environmental obligation, and no Group Company is subject to any ongoing or, to the knowledge of the Company, threatened environmental investigation, claim, proceeding, enforcement action, order, or remediation obligation.

Section 3.13           Intellectual Property.

(a)            The Group Companies (i) own or possess and (ii) in the case of the Group Companies’ business presently proposed to be conducted, reasonably believes it can acquire on commercially reasonable terms, sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Group Companies have not received any communications alleging that the Group Companies have violated, or by conducting its business, would violate any of the Intellectual Property Rights of any other Person. No product or service marketed or sold (or proposed to be marketed or sold) by the Group Companies violates or will violate any license or infringes or will infringe any Intellectual Property Rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor are the Group Companies bound by or a party to any Intellectual Property Rights of any other Person. The Group Companies have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Group Companies’ business.

(b)            Each employee has assigned to the Group Companies all Intellectual Property Rights he or she owns that are related to the Group Companies’ business as now conducted and as presently proposed to be conducted and each employee and consultant has assigned to the Group Companies all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Group Companies that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Group Companies’ business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Group Companies’ time or with the use of any of the Group Companies’ equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Group Companies. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Group Companies, including prior employees or consultants.

(c)            Section 3.13(c) of the Company Disclosure Schedules lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Group Companies.

(d)            The Group Companies have not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Group Companies to protect their proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Group Companies with respect to Company Intellectual Property owned by the Group Companies, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Group Companies; or (iv) any other limitation, restriction or condition on the right of the Group Companies with respect to their use or distribution of any Company Intellectual Property.

(e)            Except as set forth on Section 3.13(e) of the Company Disclosure Schedules, no government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect the Group Companies’ rights in the Company Intellectual Property.

Section 3.14           Employee Matters.

(a)            Section 3.14(a) of the Company Disclosure Schedules, lists the full-time employees, part time employees, consultants and independent contractors employed or engaged by the Group Companies as of the date hereof. Section 3.14(a) of the Company Disclosure Schedules also sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Group Companies.

(b)            To the Company’s knowledge, none of the Group Companies’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Group Companies’ business. Neither the execution or delivery of this Agreement and the Ancillary Documents, nor the carrying on of the Group Companies’ business by the employees of the Group Companies, nor the conduct of the Group Companies’ business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)            The Group Companies are not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Group Companies have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Group Companies have withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Group Companies and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)           To the Company’s knowledge, no Key Persons intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Persons, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 3.14(d) of the Company Disclosure Schedules or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 3.14(d) of the Company Disclosure Schedules, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)           The Group Companies have not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board of Directors.

(f)            Each former Key Persons whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g)           The Group Companies are not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Group Companies. There is no strike or other labor dispute involving the Group Companies pending, or to the Company’s knowledge, threatened, which could have a Company Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h)           To the Company’s knowledge, none of the Key Persons, officers or directors of the Group Companies has been (i) subject to voluntary or involuntary petition under applicable bankruptcy Laws or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

Section 3.15         Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to CGC. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.16         Tax Matters.

(a)           Except as set forth on Section 3.16(a) of the Company Disclosure Schedules, each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)           Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)           No Group Company is currently the subject of a Tax audit or examination with respect to material Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d)           No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)           No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)            No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)           There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)           During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i)            No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j)            No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)           No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)            Each Group Company is tax resident only in its jurisdiction of formation.

(m)          No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)           No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of CGC or any of its respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment.

Section 3.17         Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18         Real and Personal Property.

(a)           Owned Real Property. Section 3.18(a) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property owned by any of the Group Companies (the “Owned Real Property”). There are no legal, administrative or other decisions or preliminary injunctions issued or proceedings pending that could materially impact any Group Company’s legal title to the Owned Real Property. Existing utility lines from the Owned Real Property up to the connection points to the public utility network are owned by the respective Group Company and are located on the lands owned by the Group Companies or on the lands to which the respective in-rem easement for the benefit of the Owned Real Property. Each Owned Real Property is directly accessible by and directly connected to the network of public roads. No financial obligations or Tax arrears exist that could result in creation of a mortgage or other third party right in relation to any of the Owned Real Property.

(b)           Leased Real Property. Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to CGC. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge there are no material disputes with respect to any Real Property Lease. Except as set forth in Section 3.18(b) of the Company Disclosure Schedules, as of the date hereof, no Group Company has (i) subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; or (ii) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

(c)           Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

(d)           Assets. Immediately after the Exchange Effective Time, the assets (which, for the avoidance of doubt, shall include any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Group Companies will constitute all of the assets necessary to conduct the Business immediately after the Closing in materially the same manner (for the Group Companies, taken as a whole) as it is conducted on the date of this Agreement, except as would not have a Company Material Adverse Effect.

(e)           GIB Real Property. Section 3.18(e) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property owned by GIB EnergyX Slovakia s.r.o., an entity incorporated and existing under the laws of the Slovak Republic in the form of limited liability company, with its registered office at Mlynské nivy 5, Bratislava 821 09, Slovak Republic, ID No.: 55 901 328 (“GIB”) (the “GIB Real Property”). There are no legal, administrative or other decisions or preliminary injunctions issued or proceedings pending that could materially impact GIB’s legal title to the GIB Real Property. Each GIB Real Property is directly accessible by and directly connected to the network of public roads. No financial obligations or Tax arrears exist that could result in creation of a mortgage or other third party right in relation to any of the GIB Real Property.

Section 3.19         Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier, vendor, (D) owes any material amount to, or is owed any material amount by, any Group Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.

Section 3.20         Data Privacy and Security.

(a)           Each Group Company has implemented written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”). In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Group Companies, the Group Companies are and have been in material compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Group Companies’ privacy policies and public statements written by the Group Companies regarding their privacy or data security practices and (iii) the requirements of any contract codes of conduct or industry standards by which the Group Companies are a party. The Group Companies maintain and have maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Group Companies from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Group Companies are and have been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Group Companies such that privacy requirements require or required the Group Companies to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Group Companies’ confidential information or trade secrets that reasonably would be expected to result in a Company Material Adverse Effect.

(b)           In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any Personal Information, the Group Companies are and have been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Group Companies’ privacy policies, and the requirements of any contract or codes of conduct to which the Group Companies are a party. The Group Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Group Companies are and have been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

Section 3.21         Compliance with International Trade & Anti-Corruption Laws.

(a)           The Group Companies have conducted all export transactions in accordance with applicable provisions of United States, Norway, European Union and Slovakia export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Group Companies have obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from Slovakia, Norway and the European Union and any other applicable jurisdiction; (b) the Group Companies are in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Group Companies with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Group Companies’ exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

(b)           Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that the it has maintained, and has caused each of its subsidiaries to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with applicable anti-bribery or anti-corruption law and to ensure that all books and records of the Group Companies accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. None of the Group Companies, or, to the Company’s knowledge, any of their officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any applicable anti-corruption law.

Section 3.22         Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the CGC Shareholders or at the time of the CGC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.23         Investigation; No Other Representations.

(a)           The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, CGC and (ii) it has been furnished with or given access to such documents and information about CGC and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)           In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of CGC, any CGC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of CGC, any CGC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.24         EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO CGC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO CGC OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY CGC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY CGC IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO CGC

Subject to Section 8.8, except (a) as set forth on the CGC Disclosure Schedules, or (b) except as set forth in any CGC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), CGC hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1           Organization and Qualification. CGC is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

Section 4.2           Authority.

(a)            CGC has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the CGC Shareholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which CGC is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of CGC. This Agreement has been and each Ancillary Document to which CGC is or will be a party will be, upon execution thereof, duly and validly executed and delivered by CGC and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of CGC (assuming this Agreement has been and the Ancillary Documents to which CGC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against CGC in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3            Consents and Requisite Governmental Approvals; No Violations.

(a)            No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of CGC with respect to CGC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by hereby or thereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of Nasdaq to permit the CGC Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the Plan of Merger, (iv) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (v) the CGC Shareholder Approval or (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an CGC Material Adverse Effect.

(b)            None of execution or delivery by CGC of this Agreement or any Ancillary Document to which it is or will be a party, the performance by CGC of its obligations hereunder or thereunder or the consummation by CGC of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of CGC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which CGC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which CGC or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of CGC, except in the case of any of clauses (ii) through (iv) above, as would not have a CGC Material Adverse Effect.

Section 4.4            Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the CGC Disclosure Schedules (which fees shall be the sole responsibility of the CGC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CGC or any of its Affiliates for which CGC has any obligation.

Section 4.5            Information Supplied. None of the information supplied or to be supplied by or on behalf of CGC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the CGC Shareholders or at the time of the CGC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by CGC with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of CGC for use therein.

Section 4.6            Capitalization of CGC.

(a)            Section 4.6(a) of the CGC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding CGC Shares prior to the consummation of the CGC Merger. All outstanding Equity Securities of CGC (except to the extent such concepts are not applicable under the applicable Law of CGC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the CGC Merger have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of CGC, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of CGC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clause (y) and (x), in all material respects. Except for the CGC Shares set forth on Section 4.6(a) of the CGC Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the CGC Shares as a result of, or to give effect to, the CGC Merger), immediately prior to Closing and before giving effect to the PIPE Financing and the CGC Shareholder Redemption, there shall be no other Equity Securities of CGC issued and outstanding.

(b)            Except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise either permitted pursuant to Section 5.12 or issued, granted or entered into, as applicable, in accordance with Section 5.12, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted shares, phantom shares, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in each case, that could require CGC to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of CGC.

(c)            The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by CGC free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, CGC has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 4.7             SEC Filings. CGC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “CGC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional CGC SEC Reports”). Each of the CGC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional CGC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the CGC SEC Reports or the Additional CGC SEC Reports (for purposes of the Additional CGC SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the CGC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional CGC SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the CGC SEC Reports.

Section 4.8             Trust Account. As of the date of this Agreement, CGC has an amount in cash in the Trust Account equal to at least $37,750,814. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations or in cash, or (b) held in an interest-bearing bank demand deposit account. These funds are held in trust pursuant to that certain Investment Management Trust Agreement, dated as of May 10, 2022, as amended on October 7, 2024 (the “Trust Agreement”), between CGC and Continental, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the CGC SEC Reports to be inaccurate in any material respect or, to CGC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the CGC Shareholders who shall have elected to redeem their CGC Shares pursuant to the Governing Documents of CGC or (iii) if CGC fails to complete a business combination within the allotted time period set forth in the Governing Documents of CGC (as amended)). Since November 3, 2025, CGC has not released any money from the Trust Account (other than interest income earned on the funds to pay Taxes). Upon the consummation of the transactions contemplated hereby, the Trust Agreement shall terminate in accordance with its terms.

Section 4.9             Transactions with Affiliates. Section 4.9 of the CGC Disclosure Schedules sets forth all Contracts between (a) CGC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either CGC or the Sponsor, on the other hand (each Person identified in this clause (b), an “CGC Related Party”), other than (i) Contracts with respect to a CGC Related Party’s employment with, or the provision of services to, CGC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. Except as set forth on Section 4.9 of the CGC Disclosure Schedules or as either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10, no CGC Related Party (A) owns any interest in any material asset used in the business of CGC, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of CGC or (C) owes any material amount to, or is owed material any amount by, CGC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “CGC Related Party Transactions”.

Section 4.10          Litigation. As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to CGC’s knowledge, threatened against or involving CGC that, if adversely decided or resolved, would be material to CGC. As of the date of this Agreement, neither CGC nor any of its properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by CGC pending against any other Person.

Section 4.11          Compliance with Applicable Law. CGC is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, except as would not have a CGC Material Adverse Effect.

Section 4.12          Business Activities.

(a)            Since its incorporation, CGC has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in this Agreement or the Ancillary Documents, there is no Contract binding upon CGC or to which CGC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b)            Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

Section 4.13          Internal Controls; Listing; Financial Statements.

(a)            Except as is not required in reliance on exemptions from various reporting requirements by virtue of CGC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) CGC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of CGC’s financial reporting and the preparation of CGC’s financial statements for external purposes in accordance with GAAP and (ii) CGC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to CGC is made known to CGC’s principal executive officer and principal financial officer by others within CGC.

(b)            CGC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)            The classes of securities representing issued and outstanding CGC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act.

(d)            The CGC SEC Reports contain true and complete copies of the applicable CGC Financial Statements. The CGC Financial Statements (i) fairly present in all material respects the financial position of CGC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited CGC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)            CGC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for CGC’s and its Subsidiaries’ assets. CGC maintains and, for all periods covered by the CGC Financial Statements, has maintained books and records of CGC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of CGC in all material respects.

(f)             Since its incorporation, CGC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of CGC to CGC’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of CGC to CGC’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of CGC who have a significant role in the internal controls over financial reporting of CGC.

Section 4.14          No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the CGC Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the CGC Disclosure Schedules), (c) incurred in connection with or incident or related to CGC’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.10(d) or incurred in accordance with Section 5.10(d) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the CGC Financial Statements included in the CGC SEC Reports, CGC does not have any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15          Tax Matters.

(a)            CGC has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and CGC has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b)           CGC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)            CGC is not currently the subject of a Tax audit or examination with respect to material taxes. CGC has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)            CGC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e)             No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to CGC which agreement or ruling would be effective after the Closing Date.

(f)             CGC is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)            CGC is a tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(h)            CGC has not taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment. To the knowledge of CGC, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by a Group Company or a Company Shareholder or any of their respective Affiliates in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment.

Section 4.16          Investigation; No Other Representations.

(a)            CGC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)            In entering into this Agreement and the Ancillary Documents to which it is or will be a party, CGC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate, or any other Person, either express or implied, and CGC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate, nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.17          Compliance with International Trade & Anti-Corruption Laws.

(a)            Since April 24, 2019, neither CGC nor, to CGC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or ordinarily resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, collectively, “Sanctioned Country”); (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any Sanctioned Country in violation of Sanctions and Export Control Laws.

(b)            In the past five (5) years, neither CGC nor, to CGC’s knowledge, any of their Representatives, or any other Persons (in each case, while acting for or on behalf of any of the foregoing) has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.18       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS, NEITHER CGC NOR ANY OTHER PERSON MAKES, AND CGC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF CGC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF CGC BY OR ON BEHALF OF THE MANAGEMENT OF CGC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF CGC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF CGC NOR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 5
COVENANTS

Section 5.1            Conduct of Business of the Company.

(a)            From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules or as consented to in writing by CGC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.

(b)            Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by CGC (which consent shall not be unreasonably conditioned, withheld or delayed, and provided, that CGC or the Company, respectively, shall be deemed to have consented in writing if it provides no response within three (3) Business Days after the Company or CGC, respectively, has made a request for such consent in writing), not do any of the following:

(i)             declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii)            (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii)           adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(iv)           (A) sell, assign, abandon, lease, exclusively license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens);

(v)            transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of Company Shares upon (i) the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement, and (ii) the conversion of the Company Convertible Notes in accordance with its terms (if applicable);

(vi)           incur, create or assume any Indebtedness (other than (x) as set forth on Section 5.1(b)(vi) of the Company Disclosure Schedule or (y) ordinary course trade payables), or guarantee any Liability of any Person;

(vii)          make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, and (B) the reimbursement of expenses of employees or advancements in the ordinary course of business;

(viii)         except (x) as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules or (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)), (A) materially increase the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (B) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment or benefit, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company or (C) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

(ix)            except as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules, amend or modify in any material respect, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement,

(x)             make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi)            enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $1,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or CGC or any of its Affiliates after the Closing);

(xii)           authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii)          change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv)         enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xv)           make any Change of Control Payment that is not set forth on Section 3.11(a) of the Company Disclosure Schedules or make any payment with respect to a Company Related Party Transaction that is not set forth on Section 5.1(b)(xv) of the Company Disclosure Schedule;

(xvi)         (A) amend, modify or terminate any Material Contract, (B) waive any material benefit or right under any Material Contract, or (C) enter into any Contract that would constitute a Material Contract had such Contract been effective prior to the date of this Agreement; or

(xvii)        enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give CGC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2             Efforts to Consummate; Litigation.

(a)            Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party is contemplated to be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement and (ii) using reasonable best efforts to consummate the PIPE Financing, on the terms and subject to the conditions set forth in the Investor Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. The Company agrees that, in the event that any Company Shareholder indicates an objection to the transactions contemplated by this Agreement, it shall: (i) use commercially reasonable efforts to obtain the support and consent of such Company Shareholder; (ii) provide notice to CGC of such objection and the stated reason or circumstances for such objection; (iii) permit CGC to meet with such objecting Company Shareholder; and (iv) consider in good faith adjustments or actions as may be suggested by CGC.

(b)            From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, CGC, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of CGC) or CGC (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of CGC, the Company, or, in the case of the Company, CGC in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of CGC, the Company, or, in the case of the Company, CGC, the opportunity to attend and participate in such meeting or discussion.

(c)            From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, CGC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of CGC, any of CGC or any of its respective Representatives (in their capacity as a representative of CGC) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of CGC). CGC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of CGC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided however, that in no event shall the Company, any other Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of CGC (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for CGC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of CGC and each Representative that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by CGC or any Representative thereof or would otherwise constitute a Liability of CGC or (y) any non-monetary, injunctive, equitable or similar relief against CGC or (C) contains an admission of wrongdoing or Liability by CGC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall CGC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.

Section 5.3            Confidentiality and Access to Information.

(a)            The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to CGC and its respective Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies) for the purpose of consummating the CGC Merger and the Exchange. Notwithstanding the foregoing, none of the Group Companies shall be required to provide, or cause to be provided, to CGC or its respective Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and CGC, any CGC Non-Party Affiliate or any of their respect Representatives on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

(c)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, CGC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of CGC (in a manner so as to not interfere with the normal business operations of CGC). Notwithstanding the foregoing, CGC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which CGC is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of CGC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to CGC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), CGC shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if CGC or the Sponsor or any of their respective Representatives, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that CGC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

Section 5.4            Public Announcements.

(a)            Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and CGC or, after the Closing, CGC; provided, however, that each Party, the Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with the Company, if the disclosing Person is CGC or the Sponsor, or CGC, if the disclosing party is the Company or any of its Representatives, and give the Company or CGC, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with CGC and give CGC the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the CGC Shareholders and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fundraising or related marketing or informational or reporting activities.

(b)            The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and CGC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, CGC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and CGC shall consider such comments in good faith. The Company, on the one hand, and CGC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or CGC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by the Company and CGC prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), CGC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and CGC prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or CGC, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5            Tax Matters.

(a)            Tax Treatment.

(i)              The Parties intend that, for U.S. federal (and applicable state or local) income tax purposes, (i) the Exchange and the CGC Merger, taken together with the PIPE Financing and any third party financing, will constitute an integrated transaction that qualifies as a tax free capital contribution pursuant to Section 351(a) of the Code, (ii) the Dutch Conversion will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and (iii) this Agreement be, and hereby is, adopted as a “plan of reorganization” pursuant to Section 368(a) of the Code and Treasury Regulations Section 1.368-2(g), and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to so qualify. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.5(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii)             If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, CGC and the Company shall deliver to GT and Dentons, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement.

(b)            Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the CGC Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising, if applicable, as a result of CGC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (A) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period.

(c)            Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration, excise, recording, registration, value added and other such similar Taxes (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the transactions set forth herein (collectively, “Transfer Taxes”) shall be borne and paid equally between CGC and the Company.

Section 5.6             Exclusive Dealing.

(a)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify CGC promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep CGC reasonably informed on a current basis of any modifications to such offer or information.

(b)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, CGC shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to a CGC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a CGC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding an CGC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of CGC (or any Affiliate or successor of CGC); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. CGC agrees to (A) notify the Company promptly upon receipt of any CGC Acquisition Proposal by CGC, and to describe the material terms and conditions of any such CGC Acquisition Proposal in reasonable detail (including the identity of any person or entity making such CGC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

Section 5.7            Preparation of Registration Statement / Proxy Statement. The Company and CGC shall promptly provide to the other Parties such information concerning the Company, CGC and their respective shareholders as is either required by the federal securities laws or reasonably requested by CGC or the Company for inclusion in the Registration Statement / Proxy Statement. As promptly as practicable after the receipt of all such information, including the PCAOB Financials, CGC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either CGC or the Company, as applicable), and ListCo shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of CGC which will be included therein and which will be used for the CGC Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the CGC Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by CGC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of CGC and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of CGC or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. CGC, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of CGC to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including using reasonable best efforts to deliver customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(ii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of CGC, the Company, or, in the case of the Company, CGC, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of CGC, the Company, or, in the case of the Company, CGC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) CGC shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the CGC Shareholders. CGC shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of CGC Shares for offering or sale in any jurisdiction, and CGC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8            CGC Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, CGC shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its shareholders (the “CGC Shareholders Meeting”) in accordance with the Governing Documents of CGC, for the purposes of obtaining the CGC Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a CGC Shareholder Redemption. CGC shall, through unanimous approval of its board of directors, recommend to its shareholders (the “CGC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the CGC Merger) (the “Business Combination Proposal”); (ii) the adoption and the approval of the CGC Merger (the “CGC Merger Proposal”); (iii) the adoption and approval of the issuance of the ListCo Common Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iv) the adoption and approval of the amendments to the Governing Documents of CGC contemplated by the CGC Certificate of Incorporation and the CGC Bylaws (the “Governing Document Proposals”); (v) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vi) the adoption and approval of each other proposal reasonably agreed to by CGC and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (vii) the adoption and approval of a proposal for the adjournment of the CGC Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (vii) together, the “Transaction Proposals”); provided that CGC may adjourn the CGC Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the CGC Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that CGC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the CGC Shareholders prior to the CGC Shareholders Meeting or (D) if the holders of CGC Class A Shares have elected to redeem a number of CGC Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall CGC adjourn the CGC Shareholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The CGC recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, CGC covenants that none of the CGC Board or CGC nor any committee of the CGC Board shall withdraw or modify, or propose publicly or by formal action of the CGC Board, any committee of the CGC Board or CGC to withdraw or modify, in a manner adverse to the Company, the CGC Board Recommendation or any other recommendation by the CGC Board or CGC of the proposals set forth in the Registration Statement / Proxy Statement.

Section 5.9            Joinder Amendment; ListCo and Merger Sub Shareholder Approval.

(a)            The Company shall use its reasonable best efforts to, as promptly as reasonably practicable following the date hereof, form ListCo and cause ListCo to form Merger Sub. The Parties agree that, as promptly as reasonably practicable following the formation of ListCo and Merger Sub, the Parties shall enter into an amendment to this Agreement (the “Joinder Amendment”) to include ListCo and Merger Sub as parties hereto, in a form to be mutually agreed by the Parties.

(b)            As promptly as reasonably practicable (and in any event within one Business Day) following the date of the Joinder Amendment, (a) the Company, as the sole shareholder of ListCo, will approve and adopt this Agreement, the Ancillary Documents to which ListCo is or will be a party and the transactions contemplated hereby and thereby and (b) ListCo, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the CGC Merger).

Section 5.10          Conduct of Business of CGC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, CGC shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the CGC Merger and the Exchange or the PIPE Financing), as required by applicable Law, as set forth on Section 5.10 of the CGC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a)            adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of CGC;

(b)           declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of CGC, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of CGC, as applicable;

(c)            split, combine or reclassify any of its shares or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for its shares;

(d)           other than working capital loans, incur, create or assume any Indebtedness or other Liability;

(e)            make any loans or advances to, or capital contributions in, any other Person, other than to, or in, CGC;

(f)            issue any Equity Securities or grant any additional options, warrants or share appreciation rights with respect to its Equity Securities;

(g)           enter into, renew, modify or revise any CGC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a CGC Related Party Transaction), other than, for the avoidance of doubt, any expiration or automatic extension or renewal of any Contract pursuant to its terms or extension of any working capital loans;

(h)           engage in activities or business, other than any activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial in nature;

(i)             make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(j)             authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(k)            enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(l)             enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of CGC and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, CGC from using the funds held by CGC outside the Trust Account to pay any CGC Expenses or from otherwise distributing or paying over any funds held by CGC outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11          Nasdaq Listing. CGC and the Company shall use their respective reasonable best efforts and shall cooperate in good faith to cause: (a) ListCo’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) ListCo to satisfy all applicable initial and continuing listing requirements of Nasdaq, including sufficient round lot holders, unrestricted publicly-held ListCo Common Shares and public float (including those expected to be held by historic stakeholders of the Company); and (c) the ListCo Common Shares issuable in accordance with this Agreement, including the CGC Merger and the Exchange, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the CGC Merger Effective Time.

Section 5.12          Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, CGC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of CGC pursuant to the CGC Shareholder Redemption and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to CGC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13          Company Shareholder Undertaking.

(a)            From and after the date hereof, the Company shall use its reasonable best efforts to obtain an executed Company Shareholder Undertaking from each Company Shareholder as soon as practicable after the formation of ListCo, but in no event later than August 31, 2026.

(b)            The Company may not amend, modify or waive any provisions of a Shareholder Support Agreement or Company Shareholder Undertaking without the prior written consent of CGC.

Section 5.14          PIPE Financing. CGC, ListCo (after it is added to the Investor Subscription Agreements) and the Company shall each use its reasonable best efforts to (a) take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Investor Subscription Agreements on or prior to the Closing on the terms described therein, and (b) satisfy on a timely basis all conditions and covenants applicable to CGC, ListCo and the Company in such agreements and otherwise comply with its obligations thereunder and to enforce the rights of CGC, ListCo and the Company under the Investor Subscription Agreements to cause the applicable investors to pay to (or as directed by) ListCo the applicable purchase price in accordance with the terms of the applicable agreements. As promptly as practicable after any of CGC, ListCo or the Company acquires knowledge thereof, such Party shall give the other Parties written notice: (i) of any breach or default (or the occurrence of any event or circumstance that, with or without notice, lapse of time or both, is likely to give rise to any breach or default) by any party to any Investor Subscription Agreement known to such Party; (ii) of the receipt of any written notice or other written communication from any party to any Investor Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any such agreement or any provisions of any such agreement; or (iii) if any Party does not expect to receive all or any portion of the PIPE Financing on the terms, in the manner, or from the sources contemplated by such agreements. CGC may, in its reasonable discretion, amend or modify the terms of any Investor Subscription Agreement or take such other actions as is useful or necessary to maintain the economic benefit to CGC, ListCo and the Company of such agreements.

Section 5.15          Indemnification; Directors’ and Officers’ Insurance.

(a)            Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of each Party, as provided in the applicable Party’s Governing Documents or otherwise in effect as of immediately prior to the Exchange Effective Time or the CGC Merger Effective Time, as applicable, in either case, solely with respect to any matters occurring on or prior to the CGC Merger Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the CGC Merger Effective Time for a period of six (6) years and (ii) ListCo will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, ListCo shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Party’s Governing Documents or other applicable agreements as in effect immediately prior to the CGC Merger Effective Time. The indemnification and liability limitation or exculpation provisions of the Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the CGC Merger Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the CGC Merger Effective Time, or at any time prior to such time, were directors or officers of any Party (the “D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Exchange Effective Time or the CGC Merger Effective Time, as applicable and relating to the fact that such D&O Person was a director or officer of CGC on or prior to the Exchange Effective Time or the CGC Merger Effective Time, as applicable, unless such amendment, repeal or other modification is required by applicable Law.

(b)            ListCo shall not have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)            For a period of six (6) years following the Exchange Effective Time or the CGC Merger Effective Time, as applicable, ListCo shall maintain, without any lapses in coverage, “tail” policy or policies providing directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of the Parties in effect as of the date of this Agreement with respect to matters occurring on or prior to the CGC Merger Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under each Party’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that ListCo shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by CGC and the Company prior to the date of this Agreement and, in such event, ListCo shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by CGC and the Company prior to the date of this Agreement.

(d)            If ListCo or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of ListCo shall assume all of the obligations set forth in this Section 5.14.

(e)            The D&O Persons entitled to the indemnification, expense reimbursement, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of ListCo.

Section 5.16          Post-Closing Directors and Officers.

(a)            CGC and the Company shall take all such action within its power as may be necessary or appropriate such that effective immediately after the CGC Merger Effective Time, (i) the ListCo Board shall initially consist of seven (7) directors; (ii) the members of the ListCo Board are the individuals determined in accordance with Section 5.16(b); (iii) the members of the compensation committee, audit committee and nominating committee of the ListCo Board are the individuals determined in accordance with Section 5.16(c); and (iv) the officers of ListCo (the “Officers”) are the individuals determined in accordance with Section 5.16(d).

(b)            The individuals identified on Section 5.16(b) of the Company Disclosure Schedules, who shall include the Company’s Chief Executive Officer, the Company’s Chairman of the Board, and one additional individual designated by a majority of the Company Shareholders, shall be directors on the ListCo Board immediately after the CGC Merger Effective Time (each, an “Initial Company Designee”). Prior to the mailing of the Registration Statement / Proxy Statement to the CGC Shareholders, the Company may in its sole discretion designate four (4) additional individuals to serve as a director on the ListCo Board immediately after the CGC Merger Effective Time, each of whom must qualify as an “independent director” under Nasdaq listing regulations (the “Other Company Designee”, and together with the Initial Company Designees, collectively, the “Company Designees”); provided that, if an individual is not designated to serve as the Other Company Designee prior to the mailing of the Registration Statement / Proxy Statement to the CGC Shareholders, such unfilled director position shall be left vacant and shall be filled following the CGC Merger Effective Time in accordance with the Governing Documents of ListCo. Prior to the mailing of the Registration Statement / Proxy Statement to the CGC Shareholders, the Company may in its sole discretion replace any Company Designee with any qualifying individual by notice to CGC.

(c)            Prior to the mailing of the Registration Statement / Proxy Statement to the CGC Shareholders, (i) the board of directors of the Company may designate independent directors to serve as a member of the compensation committee, the audit committee or the nominating committee of the ListCo Board immediately after the CGC Merger Effective Time, subject to CGC’s consent (not to be unreasonably withheld, conditioned or delayed) based on the qualifications of the independent directors, subject to applicable listing rules of Nasdaq and applicable Law, and (ii) the Company shall, subject to clause (i), designate each other director that will serve on the compensation committee, the audit committee and the nominating committee of the ListCo Board immediately after the CGC Merger Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(d)            The individuals identified on Section 5.16(d) of the Company Disclosure Schedules shall be the Officers immediately after the CGC Merger Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified on Section 5.16(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the CGC Shareholders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by amending Section 5.16(d) of the Company Disclosure Schedules to include such replacement individual as such Officer.

(e)            Effective immediately after the CGC Merger Effective Time, two (2) individuals designated by Sponsor shall be appointed as observers to the ListCo Board (with no power to vote on any matter before the ListCo Board).

Section 5.17          PCAOB Financials.

(a)            As promptly as reasonably practicable, the Company shall deliver to CGC (i) the Closing Company Audited Financial Statements, and (ii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that is required to be included in the Registration Statement / Proxy Statement (collectively, the “PCAOB Financials”). All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Group Companies as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with IFRS applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)            The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, CGC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by CGC with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18          Equity Incentive Plan; Key Person Employment Agreements.

(a)            Prior to the effectiveness of the Registration Statement / Proxy Statement, the ListCo Board shall approve and adopt an equity incentive plan, the form of which will be mutually agreed between CGC and the Company prior to the initial filing of the Registration Statement / Proxy Statement, in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving an agreed upon percentage of the issued and outstanding ListCo Common Shares on a fully-diluted basis, determined as of the effective date of such plan for grant thereunder, which shall include (and not be in addition to) the ListCo Common Shares issuable upon the exercise or conversion of the Company Options.

(b)            The Company and/or ListCo shall enter into Key Person Employment Agreements with each of the Key Persons, to be effective at the Closing.

Section 5.19          Registration Rights Agreement and Lock-up Agreement. The Company shall cause each of (a) the Registration Rights Agreement and (b) the Lock-up Agreement to be duly executed by the Company Shareholders that are parties thereto.

Section 5.20          Assignment and Assumption Agreement. At the CGC Merger Effective Time, ListCo and CGC shall enter into an assignment and assumption agreement with respect to the CGC Warrant Agreement with Continental, in the form to be mutually agreed by SPAC and the Company (the “Assignment and Assumption Agreement”).

Section 5.21          Company Indebtedness. The Company shall, within ten (10) Business Days following the Closing, cause all Indebtedness of the Group Companies as of the date of this Agreement (after giving effect to the conversion of the Company Convertible Notes pursuant to Section 2.4(b)) to be paid off and released.

Section 5.22          Agricultural Land Fund. The Company agrees that if, following the date hereof, any portion the Volta II Real Property is included in the agricultural land fund, the Company shall use its reasonable best efforts to cause such portion of the Volta II Real Property to be permanently removed from the agricultural land fund, including as applicable through a new decision by the relevant Governmental Entity; provided, however, that the failure of the Company to comply with this Section 5.22 shall not entitle CGC to terminate this Agreement pursuant to Section 7.1(b).

Section 5.23          Ministry of Economy Notification. The Company shall, in connection with the investment aid conditions applicable to the Contracts set forth in Section 5.23 of the Company Disclosure Schedule:

(a)            on or before August 31, 2026, deliver to the Ministry of Economy of the Slovak Republic a written explanation of the transactions contemplated by this Agreement, including their likely impact on the shareholder structure of the Group Companies;

(b)            provide to the Ministry of Economy of the Slovak Republic such information and cooperation as the Ministry of Economy of the Slovak Republic may reasonably request in connection with the transactions contemplated by this Agreement;

(c)            keep CGC promptly informed of all correspondence and communications with the Ministry of Economy of the Slovak Republic relating to the transactions contemplated by this Agreement; and

(d)            invite CGC to participate in any explanatory meetings held with the Ministry of Economy of the Slovak Republic in connection with the transactions contemplated by this Agreement.

Section 5.24          Lot Size Support. In compliance with applicable laws and prior to the Closing, the Company shall use its commercially reasonable efforts to support the distribution of Company Shares by certain of the Undertaking Company Shareholders to at least three hundred (300) indirect equity owners of the Undertaking Company Shareholders in an aggregate amount that will result in each such owner holding, in connection with the Closing, a lot size (all such lots to be the same size to the extent practicable) of approximately five hundred (500) ListCo Common Shares.

Section 5.25          Waivers. The Company shall use its commercially reasonable efforts to obtain written waivers from all current and former directors, officers and other members of the corporate bodies of any Group Company, containing (i) a waiver of all claims against the relevant Group Company arising from or in connection with their appointment and service; and (ii) confirmation that they have no claims of any nature against the relevant company (in each case, other than with respect to customary remuneration and other payments accrued in the ordinary course preceding the Closing Date).

Section 5.26          NDF II Consent. The Company shall:

(a)            on or before August 31, 2026, deliver to CGC: (i) the prior written consent of NDF II to the execution of this Agreement, which constitutes a reserved matter requiring NDF II’s consent under Schedule D to the NDF II Investment Agreement; and (ii) written confirmation by NDF II that, as at the date of such confirmation, except as set forth on Section 3.9(b) of the Company Disclosure Schedules, NDF II has not raised, and does not currently have, any claim, demand or action against the Company, InoBat Auto j.s.a. or InoBat Volta II s.r.o. under, or in connection with, the NDF II Investment Agreement, including under the representations and warranties in Schedule B thereto; and

(b)            prior to the Closing, deliver to CGC the prior written consent of NDF II to all further matters contemplated by this Agreement which constitute reserved matters requiring NDF II’s prior written consent under Schedule D to the NDF II Investment Agreement and which are triggered by the consummation of the transactions contemplated by this Agreement;

provided, however, that the failure of the Company to deliver such consents and confirmation, as applicable, to CGC by August 31, 2026, or prior to the Closing, as applicable, shall not entitle CGC to terminate this Agreement pursuant to Section 7.1(b).

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1            Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Party for whose benefit such condition exists of the following conditions:

(a)            all notifications, approvals, decisions, clearances or the like required under applicable antitrust or foreign direct investment Laws shall have been obtained (or deemed, by applicable Law, to have been obtained) from each FDI Authority or other applicable Governmental Entity, and any agreement between a Party with any Governmental Entity not to consummate transactions contemplated by this Agreement, shall have expired or been terminated, as applicable;

(b)            no Order or Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the transactions contemplated by this Agreement (including the CGC Merger and the Exchange) shall be in effect;

(c)            the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)            the Required CGC Shareholder Approval shall have been obtained;

(e)            CGC’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the CGC Merger Effective Time, ListCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and ListCo shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the CGC Merger Effective Time, and the ListCo Common Shares (after giving effect, for the avoidance of doubt, to the CGC Merger and the Exchange and, including, for the avoidance of doubt, the ListCo Common Shares to be issued pursuant to the CGC Merger and the Exchange) shall have been approved for listing on Nasdaq; and

(f)            the Required Transaction Proposals shall have been approved.

Section 6.2            Other Conditions to the Obligations of CGC. The obligations of CGC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, prior written waiver by CGC of the following further conditions:

(a)            (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (iii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing, and (iv) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.16(n)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)            the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c)            since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing;

(d)            on or before August 31, 2026, the Company Shareholder Undertaking shall have been executed by Company Shareholders holding at least ninety percent (90%) of the Company Shares outstanding immediately prior to the delivery of such Company Shareholder Undertaking, and the same shall not have been or be revoked, modified, amended, waived or terminated;

(e)            at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to CGC the following documents:

(i)             a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to CGC; and

(ii)            counterparts to the Earn-Out Agreements, duly executed by each of the Undertaking Company Shareholders;

(iii)           counterparts to each of (a) the Registration Rights Agreement and (b) the Lock-up Agreement, duly executed by the Undertaking Company Shareholders;

(iv)           counterparts to the Orderly Disposition Agreements, duly executed by each of the ODA Holder;

(v)            with respect to each Share Subscription Right Agreement under the Company Equity Plan pursuant to which the holder’s entitlement is expressed as a percentage of the Company’s registered capital (each, a “Percentage-Based SSRA”), a written amendment to such Percentage-Based SSRA, duly executed by the Company and the relevant holder, documenting such holder’s entitlement as a fixed number of Company Shares calculated by reference to the Fully-Diluted Shares as of immediately prior to the Exchange Effective Time;

(vi)           written confirmation from each holder of a Share Subscription Right Agreement under the Company Equity Plan who holds unexercised rights thereunder as of immediately prior to the Exchange Effective Time, confirming its agreement that such unexercised rights shall, at the Exchange Effective Time, be cancelled and exchanged for a Rollover Option on the terms set forth in Section 2.4(a) of this Agreement; and

(vii)           with respect to the share subscription right agreement (the “Gotion ESOP Agreement”) to be entered into between the Company and Shanghai Xuanyl Oufei New Energy Development Co., Ltd. (“Gotion Shanghai”), the following documents: (A) copy of the Gotion ESOP Agreement, duly executed by the Company and Gotion Shanghai, together with evidence that: (i) the aggregate number of Company Shares issuable to all grantees thereunder does not exceed five percent (5%) of the Fully-Diluted Shares as of immediately prior to the Exchange Effective Time; (ii) the Gotion ESOP Agreement does not confer on Gotion Shanghai or any grantee thereunder any anti-dilution protection or adjustment right in connection with the transactions contemplated by this Agreement or otherwise; and (iii) the rights of grantees under the Gotion ESOP Agreement are in all respects no more favorable than the rights of participants under the Company’s existing Share Subscription Right Agreements forming part of the Company Equity Plan; and (B) a written confirmation from each grantee under the Gotion ESOP Agreement who holds unexercised rights thereunder as of immediately prior to the Exchange Effective Time, in form and substance reasonably satisfactory to CGC, confirming its agreement that such unexercised rights shall, at the Exchange Effective Time, be cancelled and exchanged for a Rollover Option on the terms set forth in Section 2.4(a) of this Agreement.

Section 6.3            Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a)            (i) the CGC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties of CGC (other than the CGC Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “CGC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a CGC Material Adverse Effect;

(b)           CGC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no CGC Material Adverse Effect shall have occurred that is continuing;

(d)           the ListCo Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.16;

(e)           the PIPE Investors shall have funded the PIPE Financing Amount pursuant to the Investor Subscription Agreements;

(f)            at or prior to the Closing, CGC shall have delivered, or caused to be delivered, to the Company the following documents:

(i)             a certificate duly executed by an authorized officer of CGC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii)             a counterpart to each of (a) the Registration Rights Agreement and (b) the Lock-up Agreement, duly executed by the Sponsor.

Section 6.4             Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. CGC may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by CGC’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

Article 7
TERMINATION

Section 7.1            Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, solely:

(a)            by mutual written consent of CGC and the Company;

(b)            by CGC, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform or has otherwise breached any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by CGC, and (ii) the Termination Date; provided, however, that CGC is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied (assuming the Closing occurred as of such date);

(c)            by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if CGC has failed to perform any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to CGC by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied (assuming the Closing occurred as of such date);

(d)            by either CGC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2026 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to CGC if CGC’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e)            by either CGC or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement (including the CGC Merger and the Exchange) and such Order or other action shall have become final and nonappealable;

(f)             by either CGC or the Company if the CGC Shareholders Meeting has been held (including any adjournment thereof), has concluded, CGC’s shareholders have duly voted and the Required CGC Shareholder Approval was not obtained;

(g)            by CGC, if the Company has not delivered, or caused to be delivered, to CGC, the Company Shareholder Undertaking executed by Company Shareholders holding at least ninety percent (90%) of the Company Shares outstanding immediately prior to the delivery of such Company Shareholder Undertaking, on or prior to August 31, 2026; or

(h)            by CGC, if (i) the Company shall have failed to comply with the obligations set forth on Section 5.26 and (ii) NDF II or any of its Affiliates or Representatives shall have (x) objected to the transactions contemplated by this Agreement or (y) imposed, or notified the Company or any Group Company in writing of its intention to impose, any penalty on the Company or any Group Company under the NDF II Investment Agreement arising from or in connection with the entry into this Agreement or any transactions contemplated hereby.

Section 7.2            Effect of Termination.

(a)            In the event of the termination of this Agreement pursuant to Section 7.1, (i) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (ii) the Confidentiality Agreements, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (x) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (y) any Person’s Liability under any Investor Subscription Agreement, any Confidentiality Agreement, any Shareholder Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

(b)            If (i) this Agreement is terminated by CGC pursuant to Section 7.1(b), and (ii) the Company shall, within the period beginning on the date hereof and ending twelve months after such termination, enter into a definitive agreement for a Competing Transaction, then the Company shall, within three (3) Business Days after the consummation of such definitive agreement, pay CGC and the Sponsor an aggregate of $10,000,000 in cash (the “Alternative Transaction Break Fee”), on the basis that it is to compensate CGC and its affiliates, including the Sponsor, for the costs and expenses incurred by them, including (A) fees for legal, financial and other professional advice in planning and implementing the transactions contemplated hereby (excluding success fees), (B) opportunity costs incurred in engaging in such transactions or in not engaging in other alternative acquisitions or strategic initiatives, (C) costs of management and directors’ time in planning such transactions, and (D) out of pocket expenses incurred by CGC and its employees, advisers, affiliates, and agents in planning such transactions and effecting any extension, and the Parties agree that the costs actually incurred by CGC will be of such a nature that they cannot all be accurately ascertained and that the Alternative Transaction Break Fee is equal to or less than a genuine and reasonable pre-estimate of those costs. For the avoidance of doubt, CGC’s exercise of its right to terminate this Agreement pursuant to Section 7.1(b) and receive payment of the Alternative Transaction Break Fee pursuant to this Section 7.2(b) shall not preclude or limit CGC’s right to terminate this Agreement pursuant to Section 7.1(h) and receive payment of the Specified Breach Break Fee pursuant to Section 7.2(c).

(c)            If this Agreement is terminated by CGC pursuant to Section 7.1(h), then the Company shall, within three (3) Business Days after such termination, pay CGC and the Sponsor an aggregate of $500,000 (the “Specified Breach Break Fee”) in cash, on the basis that it is to compensate CGC and its affiliates, including the Sponsor, for the costs and expenses incurred by them, including (A) fees for legal, financial and other professional advice in planning and implementing the transactions contemplated hereby (excluding success fees), (B) opportunity costs incurred in engaging in such transactions or in not engaging in other alternative acquisitions or strategic initiatives, (C) costs of management and directors’ time in planning such transactions, and (D) out of pocket expenses incurred by CGC and its employees, advisers, affiliates, and agents in planning such transactions and effecting any extension, and the Parties agree that the costs actually incurred by CGC will be of such a nature that they cannot all be accurately ascertained and that the Specified Breach Break Fee is equal to or less than a genuine and reasonable pre-estimate of those costs. For the avoidance of doubt, CGC’s exercise of its right to terminate this Agreement pursuant to Section 7.1(h) and receive payment of the Specified Breach Break Fee pursuant to this Section 7.2(c) shall not preclude or limit CGC’s right to terminate this Agreement pursuant to Section 7.1(b) and receive payment of the Alternative Transaction Break Fee pursuant to Section 7.2(b).

(d)            If (i) this Agreement is terminated by the Company pursuant to Section 7.1(c) and (ii) CGC shall, within the period beginning on the date hereof and ending twelve months after such termination, enter into a definitive agreement with respect to a CGC Acquisition Proposal, then CGC shall, within three (3) Business Days after the consummation of such definitive agreement, pay the Company the Alternative Transaction Break Fee, on the basis that it is to compensate the Company for the costs and expenses incurred by it, including (A) fees for legal, financial and other professional advice in planning and implementing the transactions contemplated hereby (excluding success fees), (B) opportunity costs incurred in engaging in such transactions or in not engaging in other alternative acquisitions or strategic initiatives, (C) costs of management and directors’ time in planning such transactions, and (D) out of pocket expenses incurred by the Company and its employees, advisers, affiliates, and agents in planning such transaction, and the Parties agree that the costs actually incurred by the Company will be of such a nature that they cannot all be accurately ascertained and that the Alternative Transaction Break Fee is equal to or less than a genuine and reasonable pre-estimate of those costs.

Article 8
MISCELLANEOUS

Section 8.1            Non-Survival. All of the representations and warranties set forth in this Agreement, shall terminate at the CGC Merger Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the CGC Merger Effective Time against any Party, any Company Non-Party Affiliate or any CGC Non-Party Affiliate, except in the case of Fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the CGC Merger Effective Time shall so survive the CGC Merger Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the CGC Merger Effective Time shall so survive the CGC Merger Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the CGC Merger Effective Time shall so survive the CGC Merger Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2            Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party.

Section 8.3            Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by CGC and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)           If to CGC, or the Sponsor, to:

505 Fifth Avenue, Suite 1500

New York, NY 10017

Attention: Peter Yu

E-mail: @@@

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention: Adam Namoury; Thomas Martin

E-mail: @@@

(b)            If to the Company, to:

InoBat AS

Voderady 429

919 42 Voderady

Slovak Republic

Attention: CEO, Marian Bocek

Email: @@@

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Ilan Katz; Brian Lee; Grant Levine

Email: @@@

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 8.6            Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that for the avoidance of doubt, (i) all filing fees required by the SEC in connection with the Registration Statement / Proxy Statement and all filing fees required by Nasdaq in connection with the initial listing application shall be borne and paid fifty percent (50%) by CGC and fifty percent (50%) by the Company, (ii) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and CGC shall pay, or cause to be paid, all Unpaid CGC Expenses and (iii) if the Closing occurs, then ListCo shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid CGC Expenses.

Section 8.7            Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) references from or through any date mean from and including or through and including such date, respectively, (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (l) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to CGC, any documents or other materials posted to the electronic data room located at Datasite under the project name “InoBat” as of 10:00p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8            Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the CGC Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the CGC Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the CGC Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9            Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13.

Section 8.10          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11          Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12          Knowledge of Company; Knowledge of CGC. For all purposes of this Agreement, the phrase “to the Company’s knowledge”, “to the knowledge of the Company” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to CGC’s knowledge”, “to the knowledge of CGC” and “known by CGC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the CGC Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or Section 8.12 of the CGC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13          No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any CGC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the CGC Non-Party Affiliates, in the case of CGC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, CGC or any Non-Party Affiliate concerning any Group Company, CGC, this Agreement or the transactions contemplated hereby.

Section 8.14          Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of CGC set forth herein, (b) waive any inaccuracies in the representations and warranties of CGC set forth herein or (c) waive compliance by CGC with any of the agreements or conditions set forth herein. CGC may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15          Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16          Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17          Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18          Trust Account Waiver. Reference is made to the final prospectus of CGC, filed with the SEC (File No. 333-261866) on May 5, 2022 (the “Prospectus”). The Company acknowledges and agrees and understands that CGC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of CGC’s public shareholders (including overallotment shares acquired by CGC’s underwriters, the “Public Shareholders”), and CGC may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of CGC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between CGC or any of its Representatives, on the one hand, and, the Company or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company (on its own behalf and on behalf of its Representatives) hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with CGC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with CGC or its Affiliates).

Section 8.19          Legal Representation; Privilege.

(a)            The Parties agree that, notwithstanding the fact that Greenberg Traurig, LLP (“GT”) may have, prior to Closing, jointly represented CGC, Merger Sub, and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented CGC and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, GT will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to CGC or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, hereby agrees, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with GT’s future representation of one or more of the Sponsor or its respective Affiliates in which the interests of such Person are adverse to the interests of CGC, the Company or any of its respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by GT of CGC, Merger Sub, any Sponsor, or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of GT with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor shall be controlled by the Sponsor and shall not pass to or be claimed by CGC or the CGC Merger Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by CGC or any of its Affiliates (including, after the CGC Merger Effective Time, the CGC Merger Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b)            The Parties agree that, notwithstanding the fact that Dentons US LLP (“Dentons”) may have, prior to Closing, jointly represented the Company in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Dentons will be permitted in the future, after Closing, to represent the Company or its Affiliates in connection with matters in which such Persons are adverse to CGC or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. CGC, Merger Sub, and/or the Sponsor, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Dentons future representation of one or more of the Company or its respective Affiliates in which the interests of such Person are adverse to the interests of CGC, Merger Sub, and/or the Sponsor or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Dentons of the Company or any of its respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company shall be deemed the client of Dentons with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Company shall be controlled by the Company and shall not pass to or be claimed by CGC or the CGC Merger Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by CGC or any of its Affiliates (including, after the CGC Merger Effective Time, the CGC Merger Surviving Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the date first above written.

Cartesian Growth Corporation II

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

INOBAT AS

By:	/s/ Marian Bocek
Name:	Marian Bocek
Title:	CEO and Member of the Board

By:	/s/ Dr Andy Palmer
Name:	Dr Andy Palmer
Title:	Chairman of the Board

Annex A

Key Supporting Company Shareholders

Avanea Investment Holding a.s.

InoBat j.s.a.

Avanea InoBat Auto DealCo

Avanea InoBat Series C DealCo

Annex B

Key Persons

Marián Boček

Victoria Vernarecová

Henrich Hajdin

2

Schedule I

Terms of Lock-Up and Orderly Disposition Agreement

1.	Notwithstanding the following provisions, any sale of ListCo Shares will be subject to a trading policy to be established by the ListCo Board in consultation with counsel and consistent with US law and regulations. Enforcement of such trading policy will be the responsibility of ListCo’s Chief Financial Officer and the relevant committee of the ListCo Board.

2.	10% of the Upfront Consideration Shares will not be subject to a lock-up.

3.	40% of the Upfront Consideration Shares held, as of immediately following the Closing, by each of (a) Avanea Investment Holding a.s., (b) Avanea InoBat Auto DealCo, (c) Avanea InoBat Series C DealCo, and (d) the employees of the Group Companies with respect to the ListCo Shares held by them as a result of the exchange of Company Shares issued under the Company ESOP (after giving effect to the exercise of Company Options thereunder) (such ListCo Shares, collectively, the “ODA Shares”, and collectively with the ListCo Shares described in paragraph (2) above, the “IML Shares”; and the holders of ODA Shares, collectively, the “ODA Holders”) shall not be subject to a lock-up but shall be subject to an Orderly Disposition Agreement, pursuant to which:

(i)	ODA Holders will agree to comply with Section 5.24 (Lot Size Support) of this Agreement to cause 500 ListCo Shares to be, prior to the Closing, distributed to each of 300 indirect equity owners of Company Shares (i.e., 500 x 300 shares);

(ii)	ODA Holders will agree to (i) not sell, on a daily basis, ODA Shares representing more than 30% of the 20-day average daily volume of ListCo Shares, and (ii) not sell ODA Shares at a price per share less than $10.20; and

(iii)	any ODA Shares not sold by the ODA Holders within 12 months following the Closing will not be subject to transfer restrictions under the Orderly Disposition Agreement following the date that is 12 months of the Closing.

4.	All Upfront Consideration Shares other than IML Shares (collectively, the “Non-IML Shares”) shall be subject to a lock-up as of the Closing, subject to release as follows:

(i)	12 months after Closing (or earlier if the 20-day VWAP exceeds $14.00 per ListCo Share), 33.3% of the Non-IML Shares will no longer be subject to a lock-up;

(ii)	15 months after Closing (or earlier if the 20-day VWAP exceeds $16.00 per ListCo Share), 33.3% of the Non-IML Shares will no longer be subject to a lock-up; and

(iii)	18 months after Closing (or earlier if the 20-day VWAP exceeds $18.00 per ListCo Share), 33.3% of the Non-IML Shares will no longer be subject to a lock-up.

5.	Earn-Out 1 Shares and Earn-Out 2 Shares will be subject to a lock-up, subject to release as follows:

(i)	6 months after the date of issuance of such Earn-Out Shares (or earlier if the 20-day VWAP exceeds $14.00 per ListCo Share following the issuance of such Earn-Out Shares), 33.3% of such Earn-Out Shares will no longer be subject to a lock-up;

(ii)	9 months after the date of issuance of such Earn-Out Shares (or earlier if the 20-day VWAP exceeds $16.00 per ListCo Share following the issuance of such Earn-Out Shares), 33.3% of such Earn-Out Shares will no longer be subject to a lock-up; and

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(iii)	12 months after the date of issuance of such Earn-Out Shares (or earlier if the 20-day VWAP exceeds $18.00 per ListCo Share following the issuance of such Earn-Out Shares), 33.3% of such Earn-Out Shares will no longer be subject to a lock-up.

6.	Earn-Out 3 Shares will not be subject to a lock-up.

As used in this Schedule I, the following terms have the respective meanings set forth below: “Company ESOP” has the meaning set forth in the Company Disclosure Schedules; “Trading Day” shall mean any day on which shares of ListCo Shares are tradeable on Nasdaq (or the principal securities exchange or securities market on which shares of ListCo Shares are then traded); and “VWAP” means, for each Trading Day, the daily volume-weighted average price for shares of ListCo Shares on Nasdaq (or the principal securities exchange or securities market on which shares of ListCo Shares are then traded) during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “VAP” function.

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